                                                                     Draft of
                                                                     May 4, 1994

================================================================================





                            SNYDER OIL CORPORATION,
                                     ISSUER


                                      AND


                   TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                    TRUSTEE


                                   __________


                                   INDENTURE


                           DATED AS OF APRIL 1, 1994


                                   __________


                                 $100,000,000*


                 ____% CONVERTIBLE SUBORDINATED NOTES DUE 2001





================================================================================

*  Subject to increase to up to $115,000,000 as provided herein.

                               TABLE OF CONTENTS

                                                                                                         PAGE
ARTICLE I -- DEFINITIONS AND OTHER PROVISIONS
                              OF GENERAL APPLICATION  . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 101.         Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         SECTION 102.         Compliance Certificates and Opinions  . . . . . . . . . . . . . . . . . .  13
         SECTION 103.         Form of Documents Delivered to Trustee  . . . . . . . . . . . . . . . . .  13
         SECTION 104.         Acts of Holders; Record Date  . . . . . . . . . . . . . . . . . . . . . .  14
         SECTION 105.         Notices, Etc., to Trustee and Company . . . . . . . . . . . . . . . . . .  15
         SECTION 106.         Notice to Holders; Waiver . . . . . . . . . . . . . . . . . . . . . . . .  15
         SECTION 107.         Conflict with Trust Indenture Act . . . . . . . . . . . . . . . . . . . .  16
         SECTION 108.         Effect of Headings and Table of Contents  . . . . . . . . . . . . . . . .  16
         SECTION 109.         Successors and Assigns  . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 110.         Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 111.         Benefits of Indenture . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 112.         Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         SECTION 113.         Legal Holidays  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         SECTION 114.         Incorporators, Stockholders, Officers and Directors of
                              the Company Exempt from Individual Liability  . . . . . . . . . . . . . .  18

ARTICLE II -- FORMS OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 201.         Forms Generally . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         SECTION 202.         Form of Face of Security  . . . . . . . . . . . . . . . . . . . . . . . .  19
         SECTION 203.         Form of Reverse of Security . . . . . . . . . . . . . . . . . . . . . . .  20
         SECTION 204.         Form of Trustee's Certificate of Authentication . . . . . . . . . . . . .  23
         SECTION 205.         Form of Election to Convert . . . . . . . . . . . . . . . . . . . . . . .  24
         SECTION 206.         Form of Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         SECTION 207.         Form of Option of Holder to Elect to Require Purchase . . . . . . . . . .  26

ARTICLE III -- THE SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 301.         Title and Terms . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         SECTION 302.         Denominations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         SECTION 303.         Execution, Authentication, Delivery and Dating  . . . . . . . . . . . . .  27
         SECTION 304.         Temporary Securities  . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         SECTION 305.         Registration, Registration of Transfer and Exchange . . . . . . . . . . .  29
         SECTION 306.         Mutilated, Destroyed, Lost and Stolen Securities  . . . . . . . . . . . .  30
         SECTION 307.         Payment of Interest; Interest Rights Preserved  . . . . . . . . . . . . .  31

         SECTION 308.         Persons Deemed Owners . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         SECTION 309.         Cancellation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 310.         Computation of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 311.         CUSIP Numbers . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE IV -- SATISFACTION AND DISCHARGE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         SECTION 401.         Satisfaction and Discharge of Indenture . . . . . . . . . . . . . . . . .  33
         SECTION 402.         Application of Trust Money  . . . . . . . . . . . . . . . . . . . . . . .  34

ARTICLE V -- REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 501.         Events of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         SECTION 502.         Acceleration of Maturity Date; Rescission and Annulment . . . . . . . . .  37
         SECTION 503.         Collection of Indebtedness and Suits for Enforcement by Trustee . . . . .  38
         SECTION 504.         Trustee May File Proofs of Claim  . . . . . . . . . . . . . . . . . . . .  39
         SECTION 505.         Trustee May Enforce Claims Without Possession of Securities . . . . . . .  39
         SECTION 506.         Application of Money Collected  . . . . . . . . . . . . . . . . . . . . .  39
         SECTION 507.         Limitation on Suits . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         SECTION 508.         Unconditional Right of Holders to Receive Principal,
                              Premium and Interest and to Convert . . . . . . . . . . . . . . . . . . .  41
         SECTION 509.         Restoration of Rights and Remedies  . . . . . . . . . . . . . . . . . . .  41
         SECTION 510.         Rights and Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 511.         Delay or Omission Not Waiver  . . . . . . . . . . . . . . . . . . . . . .  41
         SECTION 512.         Control by Holders  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 513.         Waiver of Past Default  . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 514.         Undertaking for Costs . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         SECTION 515.         Waiver of Stay or Extension Laws  . . . . . . . . . . . . . . . . . . . .  42

ARTICLE VI -- THE TRUSTEE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 601.         Certain Duties and Responsibilities . . . . . . . . . . . . . . . . . . .  43
         SECTION 602.         Notice of Default . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 603.         Certain Rights of Trustee . . . . . . . . . . . . . . . . . . . . . . . .  43
         SECTION 604.         Not Responsible for Recitals or Issuance of Securities  . . . . . . . . .  44
         SECTION 605.         May Hold Securities . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         SECTION 606.         Money Held in Trust . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 607.         Compensation and Reimbursement  . . . . . . . . . . . . . . . . . . . . .  45
         SECTION 608.         Disqualification; Conflicting Interests . . . . . . . . . . . . . . . . .  46

         SECTION 609.         Corporate Trustee Required; Eligibility . . . . . . . . . . . . . . . . .  46
         SECTION 610.         Resignation and Removal, Appointment of Successor . . . . . . . . . . . .  46
         SECTION 611.         Acceptance of Appointment by Successor  . . . . . . . . . . . . . . . . .  48
         SECTION 612.         Merger, Conversion, Consolidation or Succession to Business . . . . . . .  48
         SECTION 613.         Preferential Collection of Claims Against Company . . . . . . . . . . . .  48
         SECTION 614.         Appointment of Authenticating Agent . . . . . . . . . . . . . . . . . . .  49

ARTICLE VII -- HOLDERS' LISTS AND REPORTS
                              BY TRUSTEE AND COMPANY  . . . . . . . . . . . . . . . . . . . . . . . . .  50
         SECTION 701.         Company to Furnish Trustee Names and Addresses of Holders . . . . . . . .  50
         SECTION 702.         Preservation of Information; Communications to Holders  . . . . . . . . .  51
         SECTION 703.         Reports by Trustee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         SECTION 704.         Reports by Company  . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

ARTICLE VIII -- CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE  . . . . . . . . . . . . . . . . .  52
         SECTION 801.         Company May Consolidate, Etc., Only on Certain Terms  . . . . . . . . . .  52
         SECTION 802.         Successor Substituted for Company . . . . . . . . . . . . . . . . . . . .  53

ARTICLE IX -- SUPPLEMENTAL INDENTURES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         SECTION 901.         Supplemental Indentures Without Consent of Holders  . . . . . . . . . . .  53
         SECTION 902.         Supplemental Indentures with Consent of Holders . . . . . . . . . . . . .  54
         SECTION 903.         Execution of Supplemental Indentures  . . . . . . . . . . . . . . . . . .  55
         SECTION 904.         Effect of Supplemental Indentures . . . . . . . . . . . . . . . . . . . .  55
         SECTION 905.         Conformity with Trust Indenture Act . . . . . . . . . . . . . . . . . . .  55
         SECTION 906.         Reference in Securities to Supplemental Indentures  . . . . . . . . . . .  55

ARTICLE X -- COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 1001.        Payment of Principal, Premium and Interest  . . . . . . . . . . . . . . .  56
         SECTION 1002.        Maintenance of Office or Agency . . . . . . . . . . . . . . . . . . . . .  56
         SECTION 1003.        Money for Security Payments to Be Held in Trust . . . . . . . . . . . . .  56
         SECTION 1004.        Statements of Officers of Company as to Default; Notice of Default  . . .  58
         SECTION 1005.        Existence . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58

         SECTION 1006.        Maintenance of Properties . . . . . . . . . . . . . . . . . . . . . . . .  58
         SECTION 1007.        Payment of Taxes and Other Claims . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1008.        Further Instruments and Acts  . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1009.        Waiver of Certain Covenants . . . . . . . . . . . . . . . . . . . . . . .  59

ARTICLE XI -- REDEMPTION OF SECURITIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1101.        Right Of Redemption . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         SECTION 1102.        Applicability of Article  . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 1103.        Election to Redeem; Notice to Trustee . . . . . . . . . . . . . . . . . .  60
         SECTION 1104.        Selection by Trustee of Securities to Be Redeemed . . . . . . . . . . . .  60
         SECTION 1105.        Notice of Redemption  . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         SECTION 1106.        Deposit of Redemption Price . . . . . . . . . . . . . . . . . . . . . . .  61
         SECTION 1107.        Securities Payable on Redemption Date . . . . . . . . . . . . . . . . . .  61
         SECTION 1108.        Securities Redeemed in Part . . . . . . . . . . . . . . . . . . . . . . .  62

ARTICLE XII -- CONVERSION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  62
         SECTION 1201.        Conversion Privilege and Conversion Price . . . . . . . . . . . . . . . .  62
         SECTION 1202.        Exercise of Conversion Privilege  . . . . . . . . . . . . . . . . . . . .  63
         SECTION 1203.        Fractions of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         SECTION 1204.        Adjustment of Conversion Price  . . . . . . . . . . . . . . . . . . . . .  65
         SECTION 1205.        Notice of Adjustments of Conversion Price . . . . . . . . . . . . . . . .  72
         SECTION 1206.        Notice of Certain Corporate Action  . . . . . . . . . . . . . . . . . . .  72
         SECTION 1207.        Company to Reserve Common Stock . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 1208.        Taxes on Conversions  . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 1209.        Covenant as to Common Stock . . . . . . . . . . . . . . . . . . . . . . .  74
         SECTION 1210.        Cancellation of Converted Securities  . . . . . . . . . . . . . . . . . .  74
         SECTION 1211.        Provisions in Case of Consolidations, Merger or Sale
                              of Assets; Special Distributions  . . . . . . . . . . . . . . . . . . . .  74
         SECTION 1212.        Trustee Adjustment Disclaimer . . . . . . . . . . . . . . . . . . . . . .  75
         SECTION 1213.        When No Adjustment Required . . . . . . . . . . . . . . . . . . . . . . .  76

ARTICLE XIII -- SUBORDINATION OF SECURITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  76
         SECTION 1301.        Securities Subordinate to Senior Indebtedness . . . . . . . . . . . . . .  76
         SECTION 1302.        Payment Over of Proceeds Upon Dissolution, Etc  . . . . . . . . . . . . .  76
         SECTION 1303.        No Payment When Designated Senior Indebtedness in Default . . . . . . . .  77
         SECTION 1304.        Payment Permitted if No Default . . . . . . . . . . . . . . . . . . . . .  78
         SECTION 1305.        Subrogation to Rights of Holders of Senior Indebtedness . . . . . . . . .  78
         SECTION 1306.        Provisions Solely to Define Relative Rights . . . . . . . . . . . . . . .  79

         SECTION 1307.        Trustee to Effectuate Subordination . . . . . . . . . . . . . . . . . . .  79
         SECTION 1308.        No Waiver of Subordination Provisions . . . . . . . . . . . . . . . . . .  80
         SECTION 1309.        Notice to Trustee . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         SECTION 1310.        Reliance on Judicial Order or Certificate of Liquidating Agent  . . . . .  81
         SECTION 1311.        Trustee Not Fiduciary for Holders of Senior    Indebtedness . . . . . . .  81
         SECTION 1312.        Rights of Trustee as Holder of Senior Indebtedness;
                              Preservation of Trustee's Rights  . . . . . . . . . . . . . . . . . . . .  81
         SECTION 1313.        Article Applicable to Paying Agents . . . . . . . . . . . . . . . . . . .  82

ARTICLE XIV -- RIGHT TO REQUIRE REPURCHASE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         SECTION 1401.        Repurchase of Securities at Option of the Holder upon Change of Control .  82
         SECTION 1402.        Effect of Change of Control Purchase Notice . . . . . . . . . . . . . . .  86
         SECTION 1403.        Deposit of Change of Control Purchase Price . . . . . . . . . . . . . . .  87
         SECTION 1404.        Securities Purchased in Part  . . . . . . . . . . . . . . . . . . . . . .  87
         SECTION 1405.        Covenant to Comply with Securities Laws Upon Purchase of Securities . . .  87

ARTICLE XV -- DEFEASANCE AND COVENANT DEFEASANCE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 1501.        Company's Option to Effect Defeasance or Covenant Defeasance  . . . . . .  88
         SECTION 1502.        Defeasance and Discharge  . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 1503.        Covenant Defeasance . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         SECTION 1504.        Conditions to Defeasance or Covenant Defeasance . . . . . . . . . . . . .  89
         SECTION 1505.        Deposited Money and U.S. Government Obligations
                              to Be Held in Trust; Other Miscellaneous Provisions . . . . . . . . . . .  91
         SECTION 1506.        Reinstatement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  92

                             CROSS-REFERENCE TABLE

TRUST INDENTURE
  ACT SECTION                                                                        INDENTURE SECTION
  -----------                                                                        -----------------
Section  310(a)(1)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        609
            (a)(2)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        609
            (a)(3)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (a)(4)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        608, 610
Section  311(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        613
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        613
Section  312(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        701, 702
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        702
            (c)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        702
Section  313(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        703
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        703
            (c)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        703
            (d)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        703
Section  314(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        704
            (a)(4)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1004
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (c)(1)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
            (c)(2)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
            (c)(3)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (d)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (e)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        102
Section  315(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        601
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        602
            (c)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        601
            (d)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        601
            (e)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        514
Section  316(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        101
            (a)(1)(A)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        512
            (a)(1)(B)     . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        513
            (a)(2)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        N.A.
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        508
            (c)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        104
Section  317(a)(1)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        503
            (a)(2)        . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        504
            (b)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        1003
Section  318(a)           . . . . . . . . . . . . . . . . . . . . . . . . . . . . .        107

N.A. means not applicable.
NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                 INDENTURE, dated as of April 1, 1994, between Snyder Oil Corporation, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company"), having its principal offices at 777 Main Street, Fort Worth, Texas 76102, and Texas Commerce Bank National Association, a national banking association duly organized and existing under the laws of the United States of America, as Trustee (herein called the "Trustee").

                            RECITALS OF THE COMPANY:

                 The Company has duly authorized the creation of an issue of its ______% Convertible Subordinated Notes Due 2001 (hereinafter referred to as the "Securities"), and to provide therefor, the Company has duly authorized the execution and delivery of this Indenture.

                 All things necessary to make the Securities, when executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid and binding agreement of the Company have been done.

                   NOW, THEREFORE, THIS INDENTURE WITNESSETH:

                 For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

                                   ARTICLE I

                        DEFINITIONS AND OTHER PROVISIONS
                             OF GENERAL APPLICATION

                 SECTION 101. Definitions. For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

                 (a) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

                 (b) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

                 (c) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles;

                 (d) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision of this Indenture; and

                 (e) the words "Article" and "Section" refer to an Article and Section, respectively, of this Indenture.

                 "Act" has the meaning specified in Section 104.

                 "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, the term "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise (and the terms "controlling" and "controlled" have meanings correlative to the foregoing).

                 "Agent" means NationsBank of Texas, N.A., when acting in its capacity as agent under the Bank Credit Facility and any other Person acting as agent, trustee or other fiduciary under the Bank Credit Facility, when acting in such capacity.

                 "Authenticating Agent" means any Person appointed pursuant to
Section 614 to authenticate Securities on behalf of the Trustee.

                 "Bank Credit Facility" means the Fourth Restated Credit Agreement dated July 1, 1993 among the Company, the lenders named therein and the Agent, as heretofore amended and as the same may be further amended, restated, supplemented or otherwise modified from time to time, and any Refinancings thereof that may be effected, whether or not with the same lenders or the same Agent and whether or not the principal amount outstanding thereunder shall be thereby increased.

                 "Bankruptcy Law" has the meaning specified in Section 501.

                 "Beneficial Owner" means, with respect to any shares of Capital Stock, every Person who, for purposes of Rule 13d-3 under the Exchange Act as in effect on the date of this Indenture, is the beneficial owner of such shares of Capital Stock (and the terms "Beneficially Owned" and "Beneficially Owns" have meanings correlative to the foregoing).

                 "Board of Directors" means the board of directors of the Company or any duly authorized committee of that board.

                 "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the

Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

                 "Business Day" means, when used with respect to any Place of Payment or other location, each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in that Place of Payment or other location, as the case may be, are authorized or obligated by law or executive order to close.

                 "Capital Lease Obligation" means an obligation of the Company or any Subsidiary to pay rent or other amounts under a lease of (or another arrangement conveying the right to use) real or personal property thereof that is required to be classified and accounted for as a capital lease or a liability on the face of a balance sheet thereof in accordance with generally accepted accounting principles. For purposes of this Indenture, the amount of such obligation shall be the capitalized amount thereof and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease (or other arrangement) prior to the first date upon which such lease (or other arrangement) may be terminated by the lessee (or obligor) without payment of a penalty.

                 "Capital Securities" of any Person means all Capital Stock of such Person, all options, warrants and other rights to subscribe for or acquire Capital Stock of such Person and all Convertible Securities of such Person.

                 "Capital Stock" of any Person means any and all shares, interests, participations or other equivalents (however designated) of corporate stock or other equity of such Person.

                 "Change of Control" has the meaning specified in Section
1401(a).

                 "Change of Control Notice" has the meaning specified in
Section 1401(b).

                 "Change of Control Purchase Date" has the meaning specified in
Section 1401(a).

                 "Change of Control Purchase Notice" has the meaning specified in Section 1401(c).

                 "Change of Control Purchase Price" has the meaning specified in Section 1401(a).

                 "Closing Price" per share of Common Stock on any Trading Day means, if the Common Stock is admitted to trading on the New York Stock Exchange, the last reported sales price regular way or, in case no such reported sale takes place on such

Trading Day, the average of the reported closing bid and asked prices regular way, in either case on such Exchange or, if the Common Stock is not admitted to trading on the New York Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, on the Nasdaq National Market or, if the Common Stock is not listed or admitted to trading on any national securities exchange or quoted on the Nasdaq National Market, the average of the closing bid and asked prices in the over-the-counter market as furnished by any New York Stock Exchange member firm that is selected from time to time by the Company for that purpose and is reasonably acceptable to the Trustee.

                 "Commission" means the Securities and Exchange Commission, as from time to time constituted and created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, the body performing such duties at such time.

                 "Common Stock" of any Person means each class of the Capital Stock of such Person that is not Preferred Stock of such Person. However, subject to the provisions of Section 1211, shares issuable on conversion of Securities shall include only shares of the class designated as Common Stock of the Company at the date of this Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares then so issuable of each such class shall be substantially in the proportion which the total number of shares then so issuable of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

                 "Company" means the Person named as the "Company" in the first paragraph of this Indenture until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

                 "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman of the Board, its President or a Vice President, and by its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

                 "Convertible Securities" of any Person means any and all securities not constituting Capital Stock of such Person that are convertible into or exchangeable for Capital Stock of such Person.

                 "Corporate Trust Office" means the principal office of the Trustee in the City of Dallas, Texas, at which at any particular time its corporate trust business shall be administered, which, as of the date of this Indenture, is located at 1201 Elm Street, 30th Floor, Dallas, Texas, Attention:
Corporate Trust Department.

                 "corporation" means a corporation, association, company, joint-stock company or business trust.

                 "Covenant Defeasance" has the meaning specified in Section
1503.

                 "Defaulted Interest" has the meaning specified in Section 307.

                 "Defeasance" has the meaning specified in Section 1502.

                 "Definitive Security" means a Security other than a temporary Security.

                 "Depositary" means the Person designated as Depositary by the Company in Section 301 until a successor Depositary shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Depositary" shall mean or include each Person who is then a Depositary hereunder.

                 "Designated Senior Indebtedness" means (i) all Senior Indebtedness under the Bank Credit Facility if the sum of the aggregate principal amount outstanding under the Bank Credit Facility and the aggregate amount available for borrowing thereunder is equal to or greater than $25,000,000 and (ii) all other Senior Indebtedness having an outstanding principal amount equal to or greater than $25,000,000; provided, however, that the agreements, indentures or other instruments evidencing any Senior Indebtedness referred to in clause (ii) above specifically state that such Senior Indebtedness shall be classified as "Designated Senior Indebtedness" for purposes of this Indenture.

                 "Event of Default" has the meaning specified in Section 501.

                 "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any statutory successor thereto.

                 "Exchange Debentures" means the Company's 8% Convertible Subordinated Debentures due 2006 and its 6% Convertible Subordinated Debentures due 2008 issuable in exchange for the Preferred Stock of the Company that is outstanding on the date of this Indenture.

                 "Guaranty" by any Person means any Obligation, contingent or otherwise, of such Person guaranteeing any Indebtedness of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including, but not limited to, every Obligation of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or to purchase (or advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase property, securities or services for the purpose of assuring the holder of such Indebtedness of the payment of such Indebtedness or (iii) to maintain working capital, equity capital or other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness (and the terms "Guaranteed," "Guaranteeing" and "Guarantor" shall have meanings correlative to the foregoing); provided, however, that the Guaranty by any Person shall not include endorsements by such Person for collection or deposit, in either case in the ordinary course of business.

                 "Holder" means a Person in whose name a Security is registered in the Security Register.

                 "Indebtedness" of any Person means, without duplication, (i) every obligation of such Person for money borrowed; (ii) every obligation of such Person evidenced by bonds, debentures, notes or similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every obligation of such Person under conditional sale or other title retention agreements relating to assets or property purchased by such Person or issued or assumed as the deferred purchase price of property, assets or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business that are not overdue by more than 90 days or are being contested by such Person in good faith); (iv) every Capital Lease Obligation of such Person; (v) every obligation of such Person with respect to any Sale and Leaseback Transaction to which such Person is a party; (vi) every obligation of such Person with respect to letters of credit, bankers acceptances or similar facilities issued for the account of such Person; (vii) the maximum fixed redemption or repurchase price of outstanding Redeemable Stock of such Person; (viii) every obligation of such Person with respect to performance, surety or similar bonds; (ix) every obligation of such Person under interest rate swap, cap, hedge, exchange or similar agreements, under foreign currency swap, hedge, exchange or similar agreements or under commodity swap, hedge, exchange or similar agreements; (x) every obligation of the type referred to in clauses (i) through (ix) and clause
(xi) of another Person the payment of which such Person has Guaranteed or is otherwise responsible for or liable for, directly or indirectly, as obligor, Guarantor or otherwise; and (xi) every amendment, modification, renewal and extension of an obligation of the type referred to in clauses (i) through (x).

                 "Indenture" means this instrument as originally executed and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the

Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

                 "Interest Payment Date" means the stated due date of an installment of interest on the Securities.

                 "Junior Subordinated Payment" means any payment or distribution which may be payable or deliverable in respect of the Securities by reason of the payment of any Indebtedness of the Company that is subordinate in right of payment to the payment of the Securities.

                 "Maturity Date" means, when used with respect to any Security, the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption on a Redemption Date or otherwise.

                 "Moody's" means Moody's Investors Service.

                 "Net Income" of any Person means the net income of such Person net of non-cash charges taken as a result of accounting changes required to be made by the Financial Accounting Standards Board after the date this Indenture.

                 "Non-Payment Event of Default" means any event, circumstance, condition or state of facts (other than a Payment Event of Default) the occurrence or existence of which permits one or more holders of Designated Senior Indebtedness (or a trustee or other representative of the holders thereof) to declare such Designated Senior Indebtedness immediately due and payable prior to the date on which such indebtedness would otherwise become due and payable.

                 "Obligation" of any Person means any obligation of such Person to pay principal of or premium, if any, or interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company, whether or not a claim for such post-petition interest is allowed in such proceeding) on any Indebtedness or any penalties, reimbursement or indemnification amounts, fees, expenses or other amounts in respect thereof.

                 "Officers' Certificate" means a certificate signed by the Chairman of the Board, the President or a Vice President, and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company, and delivered to the Trustee.

                 "Opinion of Counsel" means a written opinion of legal counsel, who may be an employee of or counsel for the Company, and which shall be in form and substance reasonably acceptable to the Trustee.

                 "Outstanding" means, when used with respect to Securities, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

                 (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

                 (ii) Securities as to which money for the payment or redemption which in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided, however, that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and

                 (iii) Securities which have been replaced or paid pursuant to Section 306 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee evidence satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of any such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of any such other obligor.

                 "Paying Agent" means any Person authorized by the Company to pay the principal of and premium, if any, and interest on any Securities on behalf of the Company.

                 "Payment Blockage Period" has the meaning specified in Section 1303.

                 "Payment Event of Default" means any default in the payment of principal of or premium, if any, or interest on or fees with respect to any Designated Senior Indebtedness beyond any applicable grace period with respect thereto.

                 "Permitted Junior Securities" means subordinated debt securities of the Company (or any successor obligor with respect to the Senior Indebtedness) provided for by a plan of reorganization or readjustment that are subordinated in right of payment to all Senior Indebtedness that may be outstanding to substantially the same extent as, or to a greater extent than, the Securities are subordinated as provided in this Indenture.

                 "Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization or government or any agency or political subdivision thereof.

                 "Place of Payment" means, when used with respect to the Securities, the place or places where (subject to the provisions of Section
1002), the principal of and premium, if any, and interest on the Securities are payable as specified and as contemplated by Section 301.

                 "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security. For purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

                 "Preferred Stock" of any Person means every share of each class (however designated) of the Capital Stock of such Person that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up, to any other share of such or any other class of the Capital Stock of such Person.

                 "Proceeding" means (subject to the last paragraph of Section
1302) (i) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, (ii) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (iii) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company.

                 "Rating Agencies" means (a) S&P, (b) Moody's or (c) if S&P or Moody's, or both, shall not make a rating of the Securities publicly available, such nationally recognized securities rating agency or agencies, as the case may be, as are selected by the Company, which shall be substituted for S&P or Moody's, or both, as the case may be.

                 "Rating Category" means (a) with respect to S&P, any of the following categories: BB, B, CCC, CC, C and D (or equivalent successor categories); (b) with respect to Moody's, any of the following categories: Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (c) with respect to any other Rating Agency, the equivalent of any such category of S&P or Moody's used by such Rating Agency. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody's; or the equivalent gradations for any other Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

                 "Rating Decline" means that, principally as a result of a Change of Control and on, or within 90 days after, the date of the public announcement of such Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for possible downgrade by any Rating Agency), any Rating Agency has lowered the rating of the Securities below what such rating was as of the date the Securities were originally issued by one or more gradation (including gradations within or between Rating Categories).

                 "Redeemable Stock" of a Person means every Capital Security of such Person that by its terms or otherwise is or may be (whether at the option of the holder or otherwise) required to be redeemed or otherwise purchased by such Person at any time prior to the Stated Maturity of the Securities.

                 "Redemption Date" means, when used with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

                 "Redemption Price" means, when used with respect to any Security to be redeemed, the price at which such security may be redeemed pursuant to this Indenture, including, if applicable, any accrued interest on such Security due upon such redemption pursuant to the terms of this Indenture.

                 "Refinance" means, with respect to any specified Indebtedness, to incur additional Indebtedness and use the proceeds thereof to redeem, repurchase, retire for value, refinance or refund such specified Indebtedness (and the terms "Refinancing" and "Refinanced" shall have meanings correlative to the foregoing).

                 "Regular Record Date" for the interest payable on the Securities on any Interest Payment Date means the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

                 "Related Person" of any Person (the "Referent Person") means, at any time, (a) if the Referent Person is the Company or any Subsidiary, every Person (other than the Company and any Wholly Owned Subsidiary) that at such time (i) is, or is controlled by, an Affiliate of the Company or (ii) is, or is controlled by, a Person that Beneficially Owns 5% or more of the outstanding Common Stock of the Company or any Subsidiary or 5% or more of the outstanding Voting Stock of the Company or any Subsidiary; and (b) in all other cases, every Person that at such time (i) is, or is controlled by, an Affiliate of the Referent Person or (ii) is, or is controlled by, a Person that Beneficially Owns 5% or more of the outstanding Common Stock of the Referent Person or any subsidiary thereof or 5% or more of the outstanding Voting Stock of the Referent Person or any subsidiary thereof. For purposes of this definition, the term "controlled" shall have the meaning specified in the definition of "Affiliate."

                 "Repurchase Event" has the meaning specified in Section
1401(a).

                 "S & P" means Standard & Poors Ratings Group, a division of McGraw-Hill.

                 "Sale and Leaseback Transaction" means any arrangement with any bank, insurance company or other lender or investor (other than the Company or a Subsidiary), or to which such lender or investor is a party, providing for the leasing by the Company or any Subsidiary of any property or asset that has been or is to be sold or transferred by the Company or any Subsidiary to such lender or investor or to any Person (other than the Company or a Subsidiary) to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset.

                 "Securities" has the meaning specified in the first recital of this Indenture and, more particularly, means any Securities authenticated and delivered under this Indenture.

                 "Securities Payment" means any payment or distribution of any kind or character, whether by way of set-off or otherwise and whether in cash, property or securities (including any Junior Subordinated Payment) on account of principal of or premium, if any, or interest on the Securities or on account of any purchase, repurchase, redemption or other acquisition of Securities by the Company.

                 "Security Register" has the meaning specified in Section 305.

                 "Security Registrar" has the meaning specified in Section 305.

                 "Senior Indebtedness" means (i) all Obligations of the Company under the Bank Credit Facility; and (ii) all Obligations of the Company for Indebtedness (other than Indebtedness described in clause (vii) of the definition of Indebtedness), whether now existing or hereafter incurred or assumed; provided, however, that the

Obligations referred to in clause (ii) shall not include (a) any Obligation owed to a Subsidiary or an Affiliate or Related Person of the Company, (b) any Obligation that by the terms of the instrument creating or evidencing the same is not superior in right of payment to the Securities, (c) any Obligation in respect of the Exchange Debentures, if and when issued in exchange for the Preferred Stock of the Company outstanding on the date of this Indenture, or
(d) any Obligation constituting a trade account payable.

                 "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307(a).

                 "Stated Maturity" means, when used with respect to any Security, the date specified in such Security as the fixed date on which the principal of such Security is due and payable.

                 "subsidiary" of any Person means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by such Person, one or more subsidiaries of such Person or such Person and one or more subsidiaries of such Person.

                 "Subsidiary" of the Company means a corporation more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company, one or more Subsidiaries or the Company and one or more Subsidiaries.

                 "Trading Day" means each day on which the securities exchange or automated interdealer quotation system, which is used to determine the Closing Price is open for trading or quotation.

                 "Trustee" means the Person named as the "Trustee" in the first paragraph of this Indenture until a successor Trustee shall have assumed all of the duties and obligations of this Indenture pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

                 "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this Indenture was executed, except as provided in Section 905; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, to the extent required by any such amendment, the term "Trust Indenture Act" means the Trust Indenture Act of 1939, as so amended.

                 "U.S. Government Obligations" has the meaning specified in
Section 1504.

                 "Vice President" means, when used with respect to the Company or the Trustee, any vice president, whether designated by a number or a word or words added before or after the title "vice president."

                 "Voting Stock" of any Person means every share of any class (however designated) of the Capital Stock of such Person that ordinarily has voting power for the election of directors (or similar governing body) of such Person, whether at all times or only as long as no share of any senior class of Capital Stock has such voting power, whether by reason of the occurrence of any contingency or otherwise.

                 "Wholly Owned Subsidiary" of the Company means a Subsidiary all of the outstanding Capital Stock of which (other than directors' qualifying shares) is owned, directly or indirectly, by the Company, one or more Wholly Owned Subsidiaries or the Company and one or more Wholly Owned Subsidiaries.

                 SECTION 102. Compliance Certificates and Opinions. Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirements set forth in this Indenture.

                 Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (except for certificates provided for in Section 1004) shall include:

                          (a) a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

                          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                          (c) a statement that, in the opinion of each such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                          (d) a statement as to whether, in the opinion of each such individual, such condition or covenant has been complied with.

                 SECTION 103. Form of Documents Delivered to Trustee. In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

                 Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon an opinion of counsel, unless such officer knows, or in the exercise of reasonable care should know, that the opinion with respect to the matters upon which his certificate or opinion is based are erroneous. Any opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate of, or representations by, an officer or officers of the Company, stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or representations with respect to such matters are erroneous.

                 SECTION 104.  Acts of Holders; Record Date.

                          (a)     Any request, demand, authorization,
         direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Any such instrument or instruments (and the action embodied therein and evidenced thereby) are hereinafter sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

                          (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgements of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.
         Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

                          (c) The ownership of Securities shall be proved by the Security Register.

                          (d)     Any request, demand, authorization,
         direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security. Without limiting the foregoing, a Holder entitled hereunder to give or take any action hereunder with regard to any particular Security (or his duly appointed agents) may do so with regard to all or any part of the principal amount of such Security.

                          (e) The Company may, in the circumstances permitted by the Trust Indenture Act, set any day as the record date for the purpose of determining the Holders of Outstanding Securities entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other Act provided or permitted by this Indenture to be given or taken by Holders of Securities. With regard to any record date set pursuant to this paragraph, the Holders of Outstanding Securities on such record date (or their duly appointed agents), and only such Persons, shall be entitled to give or take the relevant action, whether or not such Persons remain Holders after such record date.

                 SECTION 105. Notices, Etc., to Trustee and Company. Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

                          (a) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, or

                          (b) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first class postage prepaid, to the Company, addressed to it at the address of its principal office specified in the first paragraph of this Indenture or at any other address previously furnished in writing to the Trustee by the Company.

                 SECTION 106. Notice to Holders; Waiver. Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any) and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.

                 Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

                 In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

                 SECTION 107. Conflict with Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or excluded, as the case may be.

                 SECTION 108. Effect of Headings and Table of Contents. The Article and Section headings herein and the Table of Contents are for convenience of reference only and shall not affect the construction hereof.

                 SECTION 109. Successors and Assigns. All covenants and agreements in this Indenture by the Company shall bind its respective successors and assigns.

                 SECTION 110. Severability. In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                 SECTION 111. Benefits of Indenture. Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness of the Company and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

                 SECTION 112. Governing Law. THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD

REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION, AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA. THE COMPANY HEREBY CONSENTS TO AND ACCEPTS, GENERALLY AND UNCONDITIONALLY, FOR ITSELF AND FOR ITS PROPERTIES, THE NON-EXCLUSIVE JURISDICTION OF THE STATE OR FEDERAL COURTS OF COMPETENT JURISDICTION IN THE STATE OF NEW YORK IN ANY DISPUTE ARISING UNDER OR IN CONNECTION WITH THIS INDENTURE, THE SECURITIES OR ANY OTHER DOCUMENT OR INSTRUMENT RELATED HERETO OR THERETO AND HEREBY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION, SUIT OR PROCEEDING IN ANY SUCH COURT, INCLUDING, BUT NOT LIMITED TO, ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS. THE COMPANY FURTHER IRREVOCABLY AGREES TO BE BOUND BY ANY FINAL JUDGMENT RENDERED BY ANY SUCH COURT IN CONNECTION WITH THIS INDENTURE, THE SECURITIES OR ANY OTHER DOCUMENTS OR INSTRUMENTS RELATED HERETO OR THERETO FROM WHICH NO APPEAL HAS BEEN TAKEN OR IS AVAILABLE. THE COMPANY DESIGNATES AND APPOINTS CT CORPORATION SYSTEM (OR ANY SUCCESSOR THERETO OR REPLACEMENT THEREFOR REASONABLY SATISFACTORY TO THE TRUSTEE THAT IS DESIGNATED BY THE COMPANY FROM TIME TO TIME BY MEANS OF AN OFFICERS' CERTIFICATE DELIVERED TO THE TRUSTEE SETTING FORTH THE NAME AND ADDRESS OF SUCH SUCCESSOR OR REPLACEMENT) AS ITS AGENT TO RECEIVE ON ITS BEHALF SERVICE OF ALL PROCESS IN ANY ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT, SUCH SERVICE BEING HEREBY ACKNOWLEDGED BY THE COMPANY TO BE VALID AND EFFECTIVE IN EVERY RESPECT. THE COMPANY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OF ANY SUCH COURT BY THE MAILING OF COPIES THEREOF BY FIRST-CLASS MAIL, POSTAGE PREPAID, TO THE COMPANY AT THE LOCATION SPECIFIED AS ITS ADDRESS FOR NOTICE IN OR PURSUANT TO THIS INDENTURE. NOTHING CONTAINED HEREIN SHALL AFFECT THE RIGHT OF ANY PERSON TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

                 SECTION 113. Legal Holidays. In any case where any Interest Payment Date, Redemption Date, Maturity Date or Stated Maturity of any Security or the last date on which a Holder has the right to convert his Securities shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest on or principal of or premium, if any, on or conversion of the Securities need not he made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Maturity Date, Redemption Date or Stated Maturity or on such last day for conversion; provided, however, that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date, Maturity Date or Stated Maturity, as the case may be, if such payment is made or duly provided for on the next succeeding Business Day.

                 SECTION 114. Incorporators, Stockholders, Officers and Directors of the Company Exempt from Individual Liability. No recourse under or upon any obligation, covenant or agreement of this Indenture or any indenture supplemental hereto or of any Security, or for any claim based thereon or otherwise in respect thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company or any successor Person, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, it being expressly understood that this Indenture and the obligations issued hereunder are solely corporate obligations, and that no such personal liability whatever shall attach to, or is or shall be incurred by, the incorporators, stockholders, officers or directors, as such, of the Company or of any successor Person, or any of them, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom; and that any and all such personal liability of every name and nature, either at common law or in equity or by constitution or statute, of, and any and all such rights and claims against, every such incorporator, stockholder, officer or director, as such, because of the creation of the indebtedness hereby authorized, or under or by reason of the obligations, covenants or agreements contained in this Indenture or in any of the Securities or implied therefrom, is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of such Securities.


                                   ARTICLE II

                              FORMS OF SECURITIES

                 SECTION 201. Forms Generally. The Securities and the Trustee's certificate of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.

                 The Definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods on steel engraved borders or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

                 SECTION 202.  Form of Face of Security.


                             SNYDER OIL CORPORATION

                 _____% CONVERTIBLE SUBORDINATED NOTE DUE 2001

Number ______________________                 $_________________________________

                                              CUSIP ____________________________

                 SNYDER OIL CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to_________
________________________________________________________________________________
_____________________________, or registered assigns, the principal sum of
_____________ Dollars on March 31, 2001, and to pay interest thereon from
__________ ____, 1994 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on March 31 and September 30 of each year, commencing September 30, 1994, until the principal hereof is paid or duly provided for, at the rate per annum of _____% from the date of issuance of this Security until maturity or earlier redemption. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the March 15 or September 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time and in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

                 Payment of the principal of and premium, if any, and interest on, and the Change of Control Purchase Price, if any, and Redemption Price with respect to, this Security will be made at the office or agency of the Company maintained in the Borough of Manhattan, the City of New York and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company, payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 The Indenture provides that no Holder of any Security shall have the right to enforce any remedy under the Indenture except in the case of the refusal or neglect of the Trustee to act after receipt of notice of default and the request by the Holders of 25% in aggregate principal amount of the Securities then outstanding and the offer to the Trustee of such reasonable security or indemnity as it may require; provided, however, that the foregoing limitations do not prevent the Holder of any such Security from enforcing the right to receive payment of principal of and premium, if any, and interest on such

Security on or after the respective due dates therefor or to demand conversion of its Securities or require the purchase of its Securities by the Company upon the occurrence of a Change in Control in accordance with the Indenture.

                 Reference is hereby made to the further provisions of this Security set forth herein, which further provisions shall for all purposes have the same effect as if set forth at this place.

                 Unless the certificate of authentication hereon has been executed by the Trustee referred to below by manual signature, this Security shall not be entitled to any benefit under the Indenture and shall not be valid or obligatory for any purpose.

                 IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:

                                              SNYDER OIL CORPORATION


                                              By:_____________________________


Attest:

___________________________________________
Secretary

                 SECTION 203.  Form of Reverse of Security.

                 This Security is one of a duly authorized issue of Securities of the Company designated as its _____% Convertible Subordinated Notes Due 2001 (hereinafter referred to as the "Securities"), limited in aggregate principal amount to $100,000,000 (plus up to $15,000,000 to cover over-allotments) issued and to be issued under an Indenture, dated as of April 1, 1994 (herein called the "Indenture"), between the Company and Texas Commerce Bank National Association, as Trustee (hereinafter referred to as the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee, the holders of Senior Indebtedness and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.

                 Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at his option, at any time on or before the close of business on March 31, 2001, or in case this Security or a portion hereof is called for redemption, then in respect of this Security or such portion hereof until and including, but (unless the Company defaults in making the payment due upon redemption) not after, the close of business on the fifth Business Day preceding the Redemption Date (except that, with respect to any redemption occurring on March 31, 1997 or within five business days thereafter, the conversion right shall terminate at the close of business on the Redemption Date such that all of the holders of Securities to be redeemed will be entitled to receive the March 31, 1997 interest payment, assuming such holders held such Securities on the Regular Record Date next preceeding March 31, 1997), to convert this Security (or any portion of the principal amount hereof equal to $1,000 or an integral multiple thereof) into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100 of a share) of Common Stock of the Company at a conversion price equal to $_____ aggregate principal amount of Securities for each share of Common Stock (or at the current adjusted conversion price, if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank, to the Company at the office or agency maintained by the Company in the Borough of Manhattan, the City of New York or at any other office or agency maintained by the Company for such purpose, accompanied by written notice to the Company stating that the Holder hereof elects to convert this Security, or if less than the entire principal amount hereof is to be converted, the portion hereof to be converted, and, in case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date (unless this Security or the portion thereof being converted has a Maturity Date prior to such Interest Payment
Date), also accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date, on the principal amount of this Security then being converted. Subject to the aforesaid requirement for payment by the Holder and, in the case of a conversion after the Regular Record Date next preceding any Interest Payment Date and on or before such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security) of record at such Regular Record Date to receive an installment of interest (with certain exceptions provided in the Indenture), no payment or adjustment is to be made on conversion for interest accrued hereon or for dividends on the Common Stock issued on conversion. The Company's delivery to the Holder of the fixed number of shares of Common Stock of the Company (and any cash in lieu of a fractional share of such Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest that has not previously been paid. The Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and then in payment of principal. Thus, accrued interest shall be treated as paid rather than cancelled, extinguished or forfeited. No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest the Company shall pay a cash adjustment as provided in the Indenture. The conversion price is subject to adjustment as provided in the Indenture. In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the transfer or lease of its properties and assets substantially as an entirety, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon the consolidation, merger, transfer or lease by a holder of the number of shares of Common Stock into which this Security might have been converted immediately prior to such consolidation, merger or transfer (assuming such holder of Common Stock failed to exercise any rights of election and received per share the kind and amount of consideration received per share by a plurality of nonelecting shares).

                 The Securities are subject to redemption upon not less than 20 nor more than 60 days' notice by mail, at any time on or after March 31, 1997, as a whole or from time to time in part, at the election of the Company, at the Redemption Prices (expressed as percentages of the principal amount) set forth below, if redeemed during the 12-month period beginning March 31 of the years indicated:

                                                                       REDEMPTION
         YEAR                                                              PRICE
         ----                                                          -------------
         1997       . . . . . . . . . . . . . . . . . . . . . . . .
         1998       . . . . . . . . . . . . . . . . . . . . . . . .
         1999       . . . . . . . . . . . . . . . . . . . . . . . .
         2000       . . . . . . . . . . . . . . . . . . . . . . . .

together in the case of any such redemption with accrued interest to the Redemption Date, but interest installments whose stated due date is on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Regular Record Dates referred to on the face hereof, all as provided in the Indenture.

                 The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes.

                 In the event there shall occur any Change of Control constituting a Repurchase Event with respect to the Company, each Holder of Securities shall have the right, at such Holder's option but subject to the limitations, conditions and subordination provisions set forth in the Indenture, to require the Company to purchase on the Change of Control Purchase Date all or any part of such Holder's Securities at a Change of Control Purchase Price equal to 100% of the principal amount thereof, together with accrued interest to the Change of Control Purchase Date, all as provided in the Indenture.

                 If an Event of Default shall occur and be continuing, the principal of all the Securities may become due and payable in the manner and with the effect provided in the Indenture.

                 The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities at the time outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

                 No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

                 As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency maintained by the Company in the Borough of Manhattan, the City of New York or at any other office or agency maintained by the Company for such purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                 The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by a Holder surrendering the same.

                 No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

                 The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not any amount due in respect of this Security be overdue, and none of the Company, the Trustee or any such agent shall be affected by notice to the contrary.

                 No recourse for the payment of the principal of, premium, if any, or interest on this Security, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or of any successor Person, either directly or through the Company, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the issue hereof, expressly waived and released.

                 The Indenture and the Securities shall be governed by and construed in accordance with the laws of the State of New York as applied to contracts made and performed within the State of New York, without regard to any principles of conflicts of laws that may require the application of the laws of any other jurisdiction, and the applicable Federal laws of the United States of America.

                 All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                 SECTION 204.  Form of Trustee's Certificate of Authentication.

                         CERTIFICATE OF AUTHENTICATION

                 This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

                                       TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                            as Trustee


                                       By_______________________________________
                                                   Authorized Signatory

                 SECTION 205.  Form of Election to Convert.

                               CONVERSION NOTICE

                 The undersigned owner of this Security does hereby irrevocably exercise its option to convert this Security, or the portion hereof (which is $1,000 or an integral multiple thereof) below designated, into shares of Common Stock of Snyder Oil Corporation in accordance with the terms of the Indenture referred to in this Security, and directs that the shares issuable and deliverable upon conversion, together with any check in payment for any fractional shares and any Securities representing any unconverted principal amount hereof, be issued and delivered to the registered Holder hereof unless a different name has been indicated below. If shares are to be issued in the name of a person other than the undersigned, the undersigned will pay all transfer taxes payable with respect thereto. Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Portion of Security to be
converted ($1,000 or an
integral multiple thereof):
$_________________________________


Date:_____________________________      Signature*:_____________________________
                                                   (Sign exactly as your
                                                   name appears on the Security
                                                   in every particular, without
                                                   alteration or enlargement or
                                                   any change whatsoever)

                                        If shares of Common Stock are to be
                                        issued and registered otherwise than to
                                        the registered Holder named above,
                                        please print or type name and address,
                                        including zip code, and social security
                                        or other taxpayer identification number.

                                        ________________________________________
                                        ________________________________________
                                        ________________________________________


Signature Guarantee:



_______________________________
Member or member's organization
  of the New York Stock
  Exchange or commercial bank or
  trust company having an office in
  the United States


*Your signature must be guaranteed by a commercial bank or trust company or by a member or members' organization of the New York Stock Exchange.

                 SECTION 206.  Form of Assignment.

                                   ASSIGNMENT

The undersigned owner of this Security does hereby sell, assign and transfer this Security unto:

                     ______________________________________
                     ______________________________________

                     (Insert assignee's Social Security or
                     other taxpayer identification number)

                     ______________________________________
                     ______________________________________

                           (Print or type assignee's
                          name, address and zip code)

                            and irrevocably appoints

                     ______________________________________
                     ______________________________________


as agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.



Date:_____________________________      Signature*:_____________________________
                                                   (Sign exactly as your
                                                   name appears on the Security
                                                   in every particular, without
                                                   alteration or enlargement or
                                                   any change whatsoever)
                                                   Signature Guarantee:


__________________________________
Member or members' organization of the
  New York Stock Exchange or commercial
  bank or trust company having an
  office in the United States

*Your signature must be guaranteed by a commercial bank or trust company or by a member or members' organization of the New York Stock Exchange.

                 SECTION 207. Form of Option of Holder to Elect to Require Purchase.

                          ELECTION TO REQUIRE PURCHASE

                 If you wish to elect to have this Security purchased by the Company pursuant to Section 1402 of the Indenture, check the box: ( )

                 If you wish to elect to have only part of this Security purchased by the Company pursuant to Section 1402 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$________________________


Date:_________________________________   Signature*:____________________________
                                                    (Sign exactly as your
                                                    name appears on the Security
                                                    in every particular, without
                                                    alteration or enlargement or
                                                    any change whatsoever)

Signature Guarantee:

___________________________________________
Member or members' organization of the
  New York Stock Exchange or commercial
  bank or trust company having an office
  in the United States

*Your signature must be guaranteed by a commercial bank or trust company or by a member or members' organization of the New York Stock Exchange.


                                  ARTICLE III

                                 THE SECURITIES

                 SECTION 301. Title and Terms. The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $100,000,000 (and such additional principal amount of Securities, if any, as shall be determined pursuant to the next succeeding paragraph), except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 304, 305, 306, 906, 1108, 1202 or 1404.

                 Upon receipt by the Trustee of an Officers' Certificate stating that the Underwriters (as defined below) have elected to purchase from the Company a specified aggregate principal amount of additional Securities (which are referred to in said Underwriting Agreement as the "Optional Securities") not to exceed a total of $15,000,000 for all such elections in accordance with this paragraph pursuant to the Underwriting Agreement, dated May ____, 1994, between the Company and CS First

Boston Corporation, PaineWebber Incorporated, Petrie Parkman & Co., Inc. and Smith Barney Shearson Inc. (the "Underwriters"), the Trustee shall authenticate and make available for delivery such specified aggregate principal amount of such additional Securities to or upon a Company Order, and such specified aggregate principal amount of such additional Securities shall be considered part of the original aggregate principal amount of the Securities.

                 The Securities shall be known and designated as the "_____% Convertible Subordinated Notes Due 2001" of the Company. Their Stated Maturity shall be March 31, 2001, and they shall bear interest at the rate per annum of ___% from the date of issuance thereof until maturity or earlier redemption, payable semiannually on March 31 and September 30 of each year, commencing September 30, 1994.

                 The principal of and premium, if any, and interest on the Securities shall be payable at the office or agency maintained by the Company in the Borough of Manhattan, the City of New York and at any other office or agency maintained by the Company for such purpose; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                 The Securities shall be redeemable as provided in Article XI.

                 The Securities shall be convertible as provided in Article XII.

                 The Securities shall be subordinated in right of payment to Senior Indebtedness, to the extent provided in Article XIII.

                 The Securities shall be subject to repurchase by the Company, at the option of the Holders, to the extent provided in Article XIV.

                 SECTION 302. Denominations. The Securities shall be issuable only in registered form without coupons and only in denominations of $1,000 and any integral multiple thereof.

                 SECTION 303.  Execution, Authentication, Delivery and Dating.

                          (a) The Securities shall be executed on behalf of the Company by its Chairman of the Board, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the Securities may be manual or facsimile.

                          Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

                          At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

                          Each Security shall be dated the date of its authentication.

                          No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder. Notwithstanding the foregoing, if any Security shall have been authenticated and delivered hereunder but never issued and sold by the Company, and the Company shall deliver such Security to the Trustee for cancellation as provided in
         Section 309, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture.

                 SECTION 304. Temporary Securities. Pending the preparation of Definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and make available for delivery, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.

                 If temporary Securities are issued, the Company will cause Definitive Securities to be prepared without unreasonable delay. After the preparation of Definitive Securities, the temporary Securities shall be exchangeable for Definitive Securities upon surrender of the temporary Securities, at any office or agency of the Company designated pursuant to
Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a like principal amount of Definitive Securities of authorized denominations.

Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Definitive Securities.

                 SECTION 305.  Registration, Registration of Transfer and
Exchange.

                          (a) The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant to Section 1002 being hereinafter sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and the registration of transfers of Securities entitled to be registered or transferred as herein provided. The Trustee is hereby appointed the initial registrar (hereinafter referred to as the "Security Registrar") for the purpose of registering Securities and transfers of Securities as herein provided. The Company may at any time replace such Security Registrar, change such office or agency or act as its own Security Registrar. The Company will give prompt written notice to the Trustee of any change of the Security Registrar or of the location of such office or agency.

                          Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to
         Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and make available for delivery, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

                          At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and make available for delivery, the Securities which the Holder making the exchange is entitled to receive.

                          (b) All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company evidencing the same debt, and entitled to the same benefits under this Indenture, as the securities surrendered upon such registration of transfer or exchange.

                          Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing, with the signatures guaranteed by a commercial bank or trust company having an office in the United States or by a member or members' organization of the New York Stock Exchange.

                          No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to
         Section 304, 906, 1108, 1202 or 1404 not involving any transfer.

                          The Company shall not be required

                                  (i)      to issue, register the transfer of
                 or exchange any Security, during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities selected for redemption under Section 1104 and ending at the close of business on the day of such mailing, or

                                  (ii)     to register the transfer of or
                 exchange any Security so selected for redemption in whole or in part, except the unredeemable portion of any Security being redeemed in part.

                 SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities. If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and make available for delivery in exchange therefor a new Security, of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 If there shall be delivered to the Company and the Trustee (a) evidence to their satisfaction of the destruction, loss or theft of any Security and (b) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its request the Trustee shall authenticate and make available for delivery, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

                 In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

                 Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

                 Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

                 The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

                 SECTION 307. Payment of Interest; Interest Rights Preserved. Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

                 Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (hereinafter referred to as "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date, notwithstanding the fact that such Holder was a Holder on such Regular Record Date, and such Defaulted Interest may be paid by the Company, at its election, as provided in clause (a) or (b) below:

                          (a) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as provided in this clause (a). Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest, which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of notice from the Company in writing of the proposed payment. The Trustee shall promptly notify the Company of such

         Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following Clause (b).

                          (b)      The Company may make payment of any
         Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may then be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause (b), such manner of payment shall be deemed practicable by the Trustee.

                 Subject to the foregoing provisions of this Section and
Section 305, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

                 In the case of any Security which is converted after any Regular Record Date and on or prior to the next succeeding Interest Payment Date (other than any Security whose Maturity Date is prior to such Interest Payment Date), interest whose stated due date is on such Interest Payment Date shall be payable on such Interest Payment Date notwithstanding such conversion, and such interest (whether or not punctually paid or duly provided for) shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on such Regular Record Date. Except as otherwise expressly provided in the immediately preceding sentence, in the case of any Security which is converted, interest whose stated due date is after the date of conversion of such Security shall not be payable.

                 SECTION 308. Persons Deemed Owners. Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and premium, if any, and (subject to Sections 305 and 307) interest on such Security and for all other purposes whatsoever, whether or not any payment due in respect of such Security be overdue, and none of the Company, the Trustee or any agent of the Company or the Trustee shall be affected by notice to the contrary.

                 SECTION 309. Cancellation. All Securities surrendered for payment, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and may deliver to the Trustee (or any other Person for delivery to the Trustee) for cancellation any Securities previously authenticated hereunder which the Company has not issued and sold, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.

                 SECTION 310. Computation of Interest. Interest on the Securities shall be computed on the basis of a 360-day year consisting of twelve 30-day months.

                 SECTION 311. CUSIP Numbers. The Company in issuing the Securities may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such "CUSIP" numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers.


                                   ARTICLE IV

                           SATISFACTION AND DISCHARGE

                 SECTION 401. Satisfaction and Discharge of Indenture. This Indenture shall upon Company Request cease to be of further effect (except as to any surviving rights of conversion, registration of transfer or exchange of Securities herein expressly provided for) and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

                          (a)     either

                                  (i)      all Securities theretofore
                 authenticated and delivered (other than (A) Securities which have been mutilated, destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the

         Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                                  (ii)     all such Securities not theretofore
                    delivered to the Trustee for cancellation

                                        (A)     have become due and payable, or

                                        (B)     will become due and payable at
                          their Stated Maturity within one year, or

                                        (C)     are to be called for redemption
                          within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company,

and the Company, in the case of clause (A), (B) or (C) above, has (subject to Section 402) irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount sufficient to pay and discharge the entire indebtedness in respect of Securities not theretofore delivered to the Trustee for cancellation for principal of and premium, if any, and interest on such Securities to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

                          (b) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

                          (c) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

                 Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company in Sections 305, 306, 607, 608, 702, 1001, 1002 and 1003 and in Article XII shall survive until the Securities are no longer outstanding.

                 SECTION 402. Application of Trust Money. Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment to the Persons entitled thereto, either directly or through any Paying Agent (including the Company acting as its own Paying Agent), as the Trustee may determine, of the principal of and premium, if any, and interest on the Securities for whose payment such money has been deposited with the Trustee. The Trustee shall hold all money deposited with it pursuant to
Section 401 for the benefit of the Holders of such Securities, and the Trustee shall be under no liability for interest thereon. All money deposited with the Trustee pursuant to Section 401 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.


                                   ARTICLE V

                                    REMEDIES

                 SECTION 501. Events of Default. The term "Event of Default," wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article XIII or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order or any court or any order, rule or regulation of any administrative or governmental body):

                          (a) default in the payment of the principal of or premium, if any, on, or the Redemption Price of, any Security when the same becomes due and payable at its Maturity Date, whether or not such payment is prohibited by Article XIII; or

                          (b) default in the payment of any interest upon any Security when it becomes due and payable, and continuance of such default for a period of 30 days, whether or not such payment is prohibited by Article XIII; or

                          (c) default in the performance, or breach, of any covenant or warranty of the Company in this Indenture (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                          (d) a default under any mortgage, indenture or instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness of the Company in excess of $10,000,000 either for borrowed money or representing any Senior Indebtedness (other than indebtedness which is nonrecourse to the Company beyond the property securing such indebtedness), resulting in the acceleration of such indebtedness prior to its express maturity; provided, however, that if such default under such mortgage, indenture or instrument shall be remedied or cured by the Company or waived by the holders of such indebtedness, then the Event of Default hereunder by reason thereof shall be deemed likewise to have been thereupon remedied, cured or waived without further action upon the part of either the Trustee or any of the Holders of the Securities; and provided, further, that the Trustee (subject to Sections 601 and 602) shall not have any rights, duties, liabilities or responsibilities with respect to such default unless and until the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company, the trustee under any such mortgage, indenture or instrument, the holder or holders of any such indebtedness or the agent of any such holder or holders or the Holder or Holders of any Outstanding Securities; or

                          (e)     a decree or order by a court having
         jurisdiction in the premises shall have been entered adjudging the Company as bankrupt or insolvent, or approving as properly filed a petition seeking reorganization of the Company under any Bankruptcy Law, and such decree or order shall have continued undischarged and unstayed for a period of 60 days; or a decree or order of a court having jurisdiction in the premises for the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of the Company or of its property, or for the winding up or liquidation of its affairs, shall have been entered, and such decree or order shall have remained in force undischarged and unstayed for a period of 60 days; or

                          (f) the Company shall institute proceedings to be adjudicated a voluntary bankrupt, or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under any Bankruptcy Law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or liquidator or trustee or assignee in bankruptcy or insolvency of it or of its property, or shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts generally as they become due.

                 Notwithstanding the 60-day period and notice requirement contained in Section 501(c) above, with respect to a default under Article XIV:
(i) the 60-day period referred to in Section 501(c) shall be deemed to have begun as of the date the Change of Control Notice is required to be sent in the event the Change of Control Notice indicates (or would, if sent, indicate) that the Company has not timely complied with the covenant in the second sentence of
Section 1401(a), and either (a) the Holders duly elect to have at least 25% in principal amount of Outstanding Securities repurchased in accordance with the requirements of Article XIV, or (b) the Holders of at least 25% in principal amount of the Outstanding Securities or the Trustee thereafter gives the Notice of Default to the Company, and if applicable, the Trustee, referred to in
Section 501(c); and (ii) if the breach or default is a result of a default in the payment when due of the Change of Control Purchase Price on the Change of Control Purchase Date, such default shall arise on the Change of Control Purchase Date, provided that either (a) the Holders duly elect to have at least 25% in principal amount of Outstanding Securities repurchased in accordance with the requirements of
Article XIV, or (b) the Holders of at least 25% in principal amount of the outstanding Securities or the Trustee thereafter gives the Notice of Default to the Company, and if applicable, the Trustee, referred to in Section 501(c).

                 "Bankruptcy Law" means Title 11, United States Code, or any similar Federal or state law for the relief of debtors.

                 SECTION 502. Acceleration of Maturity Date; Rescission and Annulment. If an Event of Default (other than an Event of Default specified in Section 501(e) or 501(f)) occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of all the Securities to be due and payable, by a notice in writing to the Company (and to the Trustee if given by Holders), and upon the earlier of (a) the fifth Business Day after receipt by the Company (and the Trustee if given by Holders) of any such written notice and (b) a default in the payment of principal, or an acceleration of Indebtedness under any Senior Indebtedness or upon any earlier time as such principal under any Senior Indebtedness shall become immediately due and payable, such principal shall become immediately due and payable. If an Event of Default specified in Section 501(e) or 501(f) occurs, all unpaid principal and accrued interest on the Securities then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

                 In the event of a declaration of acceleration under this Indenture because an Event of Default set forth in Section 501(d) has occurred and is continuing, such declaration of acceleration under this Indenture shall be automatically annulled if the holders of the accelerated indebtedness described in Section 501(d) have rescinded their declaration of acceleration in respect of such indebtedness within 90 days thereof and no other Event of Default has occurred during such 90-day period which has not been cured or waived.

                 At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if the Company has paid or deposited with the Trustee a sum sufficient to pay:

                          (a)     all overdue interest on all Securities,

                          (b) the principal of and premium, if any, on any Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities,

                          (c) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities, and

                          (d) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and

                          (e) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

No such rescission shall affect any subsequent default or impair any right consequent thereon.

                 SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee. The Company covenants that if

                          (a) default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

                          (b) default is made in the payment of the principal of or premium, if any, on any Security at the Maturity Date thereof, including the payment of the Redemption Price on any Redemption Date, the Company will, upon demand of the Trustee, pay to the Trustee, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal (and premium, if any) and interest, and, to the extent that payment of such interest shall be lawful, interest on any overdue principal (and premium, if any) and on any overdue interest, at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

                 If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust in addition to the remedies specified in Section 502, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

                 If an Event of Default occurs and is continuing, the Trustee, in addition to the remedies specified in Section 502, may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

                 SECTION 504. Trustee May File Proofs of Claim. In case of any judicial proceeding relative to the Company or any other obligor upon the Securities, their property or their creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

                 Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment, or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 505. Trustee May Enforce Claims Without Possession of Securities. All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

                 SECTION 506.  Application of Money Collected.  Subject to
Article XIII, any money collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal, premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

                 FIRST:  To the payment of all amounts due the Trustee under
         Section 607;

                 SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest, respectively; and

                 THIRD:  The balance, if any, to the Company.

                 SECTION 507. Limitation on Suits. No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

                          (a) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

                          (b) the Holders of not less than 25% in principal amount of the outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Defaults in its own name as Trustee hereunder;

                          (c) such Holder or Holders have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request;

                          (d) the Trustee for 60 days after its receipt of such written notice, request and offer of indemnity has failed to institute any such proceeding; and

                          (e) no direction inconsistent with such written request has been given to the Trustee during such 60- day period by the Holders of a majority in principal amount of the Outstanding Securities; it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

                 SECTION 508. Unconditional Right of Holders to Receive Principal, Premium and Interest and to Convert. Notwithstanding any other provision in this Indenture but subject to the provisions of Article XIII, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and premium, if any, and (subject to Sections 305 and 307) interest on such Security on the respective Stated Maturities of such payments as expressed in such Security (and in the case of redemption, the Redemption Price on the applicable Redemption Date) and to convert such Security in accordance with Article XII and to require the purchase of such Security upon the occurrence of a Change in Control in accordance with Article IV and to institute suit for the enforcement of any such payment and right to convert and require purchase, and such rights shall not be impaired without the consent of such Holder.

                 SECTION 509. Restoration of Rights and Remedies. If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

                 SECTION 510. Rights and Remedies Cumulative. Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

                 SECTION 511. Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article V or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

                 SECTION 512. Control by Holders. The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee; provided, however, that

                          (a) such direction shall not be in conflict with any rule of law or with this Indenture, and

                          (b) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

                 SECTION 513. Waiver of Past Default. The Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

                          (a) in the payment of the principal of or premium, if any or interest on any Security as specified in clauses
         (a) and (b) of Section 501,

                          (b) in respect of a covenant or provision hereof which under Article IX cannot he modified or amended without the consent of the Holder of each Outstanding Security affected or

                          (c) in respect of the right of a Holder of any Security to convert such Security in accordance with Article XII.

                 Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

                 SECTION 514. Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such suit to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such undertaking or to make such an assessment in any suit instituted by the Company or in connection with any suit for the enforcement of the right to convert any Security in accordance with the terms hereof.

                 SECTION 515. Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

                                   ARTICLE VI

                                  THE TRUSTEE

                 SECTION 601. Certain Duties and Responsibilities. The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate security or indemnity against such risk or liability is not reasonably assured to it.

                 Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

                 SECTION 602. Notice of Default. If a default occurs hereunder with respect to Securities, the Trustee shall give the Holders of the Securities notice of such default as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(c), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

                 SECTION 603. Certain Rights of Trustee. Subject to the provisions of Section 601:

                          (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

                          (b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by a Company Request or

         Company Order, and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

                          (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

                          (d) the Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

                          (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity reasonably satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction which shall be reasonably satisfactory to the Trustee;

                          (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit; provided, however, that the Trustee shall not thereby be deemed to be required to act or be held to any higher duty of care than existed prior to such inquiry; and

                          (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder.

                 SECTION 604. Not Responsible for Recitals or Issuance of Securities. The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility or liability whatsoever for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

                 SECTION 605. May Hold Securities. The Trustee, any Authenticating Agent, any Paying Agent, any Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Security Registrar or such other agent.

                 SECTION 606. Money Held in Trust. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

                 SECTION 607. Compensation and Reimbursement. The Company agrees:

                          (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree upon in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

                          (b) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with the Trustee's performance of this Indenture (including the reasonable compensation and the expenses and disbursements of its non-employee agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or willful misconduct; and

                          (c) to indemnify each of the Trustee or any predecessor Trustee for, and to hold it harmless against, any and all loss, damage, claims, liability or expense incurred without negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder, except those attributable to its negligence or willful misconduct. This obligation shall survive the maturity of the Securities.

                 The Trustee shall have a claim prior to the Securities as to all property and funds properly held by it hereunder for any amount owing it or any predecessor Trustee pursuant to this Section 607, except with respect to funds held in trust for the benefit of the Holders of particular Securities.

                 When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 501(e) or Section 501(f), the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

                 The provisions of this Section shall survive the termination of this Indenture.

                 SECTION 608. Disqualification; Conflicting Interests. If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extant and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

                 SECTION 609. Corporate Trustee Required; Eligibility. There shall at all times be a Trustee hereunder which shall (a) be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, (b) authorized under such laws to exercise corporate trust powers, (c) have a combined capital and surplus of at least $50,000,000 (or, in the case of the initial Trustee hereunder, have a combined capital and surplus meeting the requirements of the Trust Indenture Act and be a wholly owned subsidiary of a Person that would otherwise meet the eligibility requirements of this Section), and (iv) be subject to supervision or examination by Federal or state authority. If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this
Article VI.  The Trustee shall comply with Trust Indenture Act Section  310(b).

                 SECTION 610.  Resignation and Removal, Appointment of
Successor.

                          (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

                          (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee required by Section 611 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning

         Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

                          (d)     If at any time:

                                  (i)      the Trustee shall fail to comply
                 with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

                                  (ii)      the Trustee shall cease to be
                 eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

                                  (iii)    the Trustee shall become incapable
                 of acting or shall be judged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (A) the Company may remove the Trustee with respect to all Securities, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all other similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

                          (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 611, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

                          (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee by mailing written notice of such event by first-class mail, postage prepaid, to all Holders as their names and addresses appear in the Security Register. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

                 SECTION 611. Acceptance of Appointment by Successor. Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges pursuant to
Section 607, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money hold by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

                 No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article VI.

                 SECTION 612. Merger, Conversion, Consolidation or Succession to Business. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this
Article VI, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

                 SECTION 613. Preferential Collection of Claims Against Company. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

                 SECTION 614. Appointment of Authenticating Agent. The Trustee may appoint an Authenticating Agent or Agents acceptable to the Company which shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon original issue and upon exchange, registration of transfer, partial conversion or partial redemption or pursuant to Section 306, and Securities so authenticated shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder. Wherever reference is made in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee's certificate of authentication, such reference shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.

                 Each Authenticating Agent shall be acceptable to the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent, having a combined capital and surplus of not less than $50,000,000 and subject to supervision or examination by Federal or State authority. If such Authenticating Agent publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Authenticating Agent shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section.

                 Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to all or substantially all of the corporate agency or corporate trust business of such Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section, without the execution or filing of any paper or any further act on the part of the Trustee, the Company or such Authenticating Agent.

                 An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company. The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section, the Trustee may appoint a successor Authenticating Agent which shall be acceptable to the Company and shall mail written notice of such appointment by first- class mail, postage prepaid, to all Holders of Securities, as their names and addresses appear in the Security Register.

Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent. No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section.

                 The Company agrees to pay each Authenticating Agent, as appointed from time to time, such reasonable fees as may be agreed to in writing with the Company, for services rendered under this Section 614.

                 If an appointment is made pursuant to this Section, the Securities may have endorsed thereon, in addition to the Trustee's certificates of authentication, an alternate certificate of authentication in the following form:

                 This is one of the Securities described in the within mentioned Indenture.

Dated:
                                  TEXAS COMMERCE BANK NATIONAL ASSOCIATION,
                                           as Trustee


                                  By:___________________________________________
                                              As Authenticating Agent


                                  By:___________________________________________
                                               Authorized Signatory


                                  ARTICLE VII

                           HOLDERS' LISTS AND REPORTS
                             BY TRUSTEE AND COMPANY

                 SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

                 The Company will furnish or cause to be furnished to the
Trustee:

                          (a) semi-annually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date, and

                          (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar or Paying Agent.

                 SECTION 702. Preservation of Information; Communications to Holders.

                          (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar or Paying Agent. The Trustee may destroy any list furnished to it as provided in Section 701 upon receipt of a new list so furnished.

                          (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and privileges of the Trustee, shall be as provided by the Trust Indenture Act.

                          (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Holders in accordance with Section 702(b), regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made under Section 702(b).

                 SECTION 703. Reports by Trustee. The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

                 A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which any Securities are listed, with the Commission and the Company.

                 SECTION 704.  Reports by Company.

                 The Company shall:

                          (a) file with the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to
         Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                          (b) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations, including, in the case of annual reports, if required by such rules and regulations, certificates or opinions of independent public accountants, conforming to the requirements of
         Section 102 of this Indenture; and

                          (c) transmit by mail to all Holders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (a) and (b) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                                  ARTICLE VIII

              CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

                 SECTION 801. Company May Consolidate, Etc., Only on Certain Terms. The Company shall not consolidate with or merge into any other Person or convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless:

                          (a) the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer, or which leases, the properties and assets of the Company substantially as an entirety shall be a corporation, partnership or trust organized and validly existing under the laws of the United States of America, any State thereof or the District of Columbia and shall have expressly assumed, by an indenture supplemental hereto, executed and delivered by the successor Person to the Trustee, in form satisfactory to the Trustee, the due and punctual payment of the principal of and premium, if any, and interest on all the Securities and the performance of every covenant of this Indenture on the part of the Company to be performed or observed by it and shall have provided for conversion rights in accordance with Article XII;

                          (b) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing; and

                          (c) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture comply with this Article and that all conditions precedent provided for herein relating to such transaction have been complied with.

                 SECTION 802. Successor Substituted for Company. Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of the properties and assets of the Company substantially as an entirety in accordance with Section 801, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

                                   ARTICLE IX

                            SUPPLEMENTAL INDENTURES

                 SECTION 901. Supplemental Indentures Without Consent of Holders. Without the consent of any Holders, the Company and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

                          (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities in accordance with Article VIII; or

                          (b) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company; or

                          (c)     to secure the Securities; or

                          (d) to make provision with respect to the conversion rights of Holders pursuant to the requirements of Section 1211; or

                          (e) to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities; or

                          (f)     to cure any ambiguity, to correct or
         supplement any provision herein which may be inconsistent with any other provision herein, or to make any other provisions with respect to matters or questions arising under this Indenture which shall not be inconsistent with the provisions of this Indenture; provided, however, that such action pursuant to this clause (f) shall not adversely affect the interests of the Holders in any material respect.

                 SECTION 902. Supplemental Indentures with Consent of Holders. Subject to Section 508, with the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture. Notwithstanding the foregoing, no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:

                          (a) change the Stated Maturity of the principal of, or the stated due date of any installment of interest on, any Security, or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which any Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or adversely affect the right of a Holder to convert any Security as provided in Article XII, or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders, or

                          (b) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

                          (c) modify any of the provisions of this Section or Section 513 or Section 1009, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

                 It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

                 After a supplemental indenture under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the supplemental indenture. Any failure of the Company to mail such notice, or defect therein, shall not, however, in any way impair or affect the validity of such supplemental indenture.

                 SECTION 903. Execution of Supplemental Indentures. In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article IX or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel of the Company stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

                 SECTION 904. Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                 SECTION 905. Conformity with Trust Indenture Act. Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act as then in effect.

                 SECTION 906. Reference in Securities to Supplemental Indentures. Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article IX may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Company, to any such supplemental indenture may be prepared and executed by the Company, and authenticated and made available for delivery by the Trustee in exchange for Outstanding Securities.

                                   ARTICLE X

                                   COVENANTS

                 SECTION 1001. Payment of Principal, Premium and Interest. The Company covenants and agrees that it will duly and punctually pay the principal of and premium, if any, and interest on the Securities and the Redemption Price and Change of Control Purchase Price as and when due, in accordance with the terms of the Securities and this Indenture.

                 The Company shall pay interest on overdue amounts at the rate set forth in the Securities, and it shall pay interest on overdue interest at the same rate compounded semiannually (to the extent that the payment of such interest shall be lawful), which interest on overdue interest shall accrue from the date such amounts became overdue.

                 SECTION 1002. Maintenance of Office or Agency. The Company will maintain in the Borough of Manhattan, the City of New York an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

                 The Company may also from time to time designate one or more other offices or agencies (in or outside the Borough of Manhattan, the City of New York) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, the City of New York for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

                 SECTION 1003. Money for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent, it will, on or before each due date of the principal of and premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

                 Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of and premium, if any, or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium, if any, or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

                 The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                          (a) hold all sums held by it for the payment of the principal of and premium, if any, and interest on Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

                          (b) give the Trustee notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal and premium, if any, or interest; and

                          (c) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

                 The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

                 Any money deposited with the Trustee or any Paying Agent, or then held by the Company in trust for the payment of the principal of and premium, if any, or interest on any Security and remaining unclaimed for two years after such principal, premium, if any, or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in a newspaper customarily published on each Business Day and of general circulation in the Borough of Manhattan, the City of New York, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication, any unclaimed balance of such money then remaining will be repaid to the Company.

                 SECTION 1004. Statements of Officers of Company as to Default; Notice of Default.

                          (a) The Company will deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, a certificate, signed by the principal executive officer, principal financial officer or principal accounting officer, stating whether or not to the best knowledge of the signers thereof the Company is in default (without regard to periods of grace or requirements of notice) in the performance and observance of any of the terms, provisions and conditions hereof, and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

                          (b) The Company shall file with the Trustee written notice of the occurrence of any default or Event of Default within five Business Days of its becoming aware of any such default or Event of Default.

                 SECTION 1005. Existence. The Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, material rights (charter and statutory) and material franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if its Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company; and provided further that a transaction that complies with Article VIII shall not be deemed a breach of this Section 1005.

                 SECTION 1006. Maintenance of Properties. The Company will cause all material properties used or useful in the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company, may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and could not reasonably be expected to have a material adverse effect on the business and operations of the Company.

                 SECTION 1007. Payment of Taxes and Other Claims. The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary and (b) all material lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary, unless the failure to pay or discharge any such tax, assessment, charge or claim would not have a material adverse effect on the business and operations of the Company and its Subsidiaries taken as a whole; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with generally accepted accounting principles have been made.

                 SECTION 1008. Further Instruments and Acts. Upon request of the Trustee, the Company will execute and deliver such further instruments and perform such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

                 SECTION 1009. Waiver of Certain Covenants. The Company may omit in any particular instance to comply with any term, provision or condition set forth in this Article X (other than Sections 1001 through 1004, inclusive), if before the time for such compliance the Holders of at least a majority (or such greater amount as may be specified in any such term, provision or condition) in principal amount of the outstanding Securities shall, by Act of such Holders, either waive such compliance in such instance or generally waive compliance with such term, provision or condition, but no such waiver shall extend to or affect such term, provision or condition, except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such term, provision or condition shall remain in full force and effect.


                                   ARTICLE XI

                            REDEMPTION OF SECURITIES

                 SECTION 1101. Right Of Redemption. The Securities may be redeemed at the election of the Company, as a whole or from time to time in part, at any time on or after March 31, 1997, at the Redemption Prices specified in the form of Security hereinbefore set forth, together with accrued interest to the Redemption Date.

                 SECTION 1102. Applicability of Article. Redemption of Securities at the election of the Company, as permitted by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

                 SECTION 1103. Election to Redeem; Notice to Trustee. The election of the Company to redeem any Securities pursuant to Section 1101 shall be evidenced by a Board Resolution. In case of any redemption at the election of the Company of less than all the Securities, the Company shall, at least 35 days prior to the Redemption Date fixed by the Company (unless a shorter period shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed.

                 SECTION 1104. Selection by Trustee of Securities to Be Redeemed. If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method as the Trustee shall deem appropriate and fair and which may provide for the selection for redemption of portions (equal to $1,000 or any integral multiple thereof) of the principal amount of Securities.

                 If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.
Securities which have been converted during a selection of Securities to be redeemed shall be treated by the Trustee as Outstanding for the purpose of such selection.

                 The Trustee shall promptly notify the Company and each Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

                 For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

                 SECTION 1105. Notice of Redemption. Notice of redemption shall be mailed not less than 20 nor more than 60 days prior to the Redemption Date to each Holder of Securities to be redeemed at his address appearing in the Security Register.

                 All notices of redemption shall state:

                          (a)     the Redemption Date,

                          (b)     the Redemption Price,

                          (c) if less than all the Outstanding Securities are to be redeemed, the identification (and, in the case of partial redemption, the principal amounts) of the particular Securities to be redeemed,

                          (d) that on the Redemption Date the Redemption Price will become due and payable upon each such Security to be redeemed and that interest thereon will cease to accrue on and after that date,

                          (e) the conversion price, and any adjustments thereto, the date on which the right to convert the principal of the Securities to be redeemed will terminate and the place or places where such Securities may be surrendered for conversion,

                          (f) the place or places where such Securities are to be surrendered for payment of the Redemption Price, and

                          (g) the CUSIP number of the Securities to be redeemed.

                 Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

                 SECTION 1106. Deposit of Redemption Price. At least one Business Day prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, the Company shall segregate and hold in trust as provided in Section
1003) an amount of money sufficient to pay the Redemption Price of, and (unless the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date other than any Securities called for redemption on that date which have been converted prior to the date of such deposit.

                 If any Security called for redemption is converted, any money deposited with the Trustee or with any Paying Agent or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 307) be paid to the Company upon Company Request or, if then held by the Company, shall be discharged from such trust.

                 SECTION 1107. Securities Payable on Redemption Date. Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose stated due date is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Record Dates according to their terms and the provisions of Section 307.

                 If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal of and premium, if any, on such Security shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

                 SECTION 1108. Securities Redeemed in Part. Any Security which is to be redeemed only in part shall be surrendered at an office or agency of the Company designated for that purpose pursuant to Section 1002 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, a new Security or Securities of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.


                                  ARTICLE XII

                            CONVERSION OF SECURITIES

                 SECTION 1201. Conversion Privilege and Conversion Price. Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any Security or any portion of the principal amount thereof which is $1,000 or an integral multiple of $1,000 may be converted into fully paid and nonassessable shares of the Common Stock of the Company, at the conversion price, determined as hereinafter provided, in effect at the time of conversion. Such conversion right shall expire at the close of business on March 31, 2001. In case a Security or portion thereof is called for redemption, unless the Company defaults in making the payment due upon redemption, such conversion right in respect of the Security or portion so called shall expire at the close of business on the fifth Business Day preceding the Redemption Date (except that, with respect to any redemption occurring on March 31, 1997 or within five business days thereafter, the conversion right shall terminate at the close of business on the Redemption Date such that all of the holders of Securities to be redeemed will be entitled to receive the March 31, 1997 interest payment, assuming such holders held such Securities on the Regular Record Date next preceeding March 31, 1997).

                 The price at which shares of Common Stock shall be delivered upon conversion (hereinafter referred to as the "conversion price") shall be initially $_____ per share of Common Stock. The conversion price shall be adjusted in certain instances as provided in Section 1204.

                 In case the Company shall, by dividend or otherwise, declare or make a distribution on its Common Stock referred to in paragraph (d) or (e) of Section 1204, the Holder of each Security, upon the conversion thereof pursuant to this Article subsequent to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution and prior to the effectiveness of the conversion price adjustment in respect of such distribution pursuant to paragraph (d) or (e) of Section 1204, shall be entitled to receive for each share of Common Stock into which such Security is converted, the portion of the evidences of indebtedness, shares of capital stock, cash or assets so distributed applicable to one share of Common Stock; provided, however, that, at the election of the Company (whose election shall be evidenced by a Board Resolution filed with the Trustee) with respect to all Holders so converting, the Company may, in lieu of delivering to such Holder any portion of such distribution not consisting of cash or securities of the Company, pay such Holder an amount equal to the fair market value thereof (as determined in good faith by the Board of Directors, whose determination shall be evidenced by a Board Resolution filed with the Trustee). If any conversion of a Security entitled to the benefits described in the immediately preceding sentence occurs prior to the payment date for a distribution to holders of Common Stock which the Holder of the Security so converted is entitled to receive in accordance with the immediately preceding sentence, the Company may elect (such election to be evidenced by a Board Resolution filed with the Trustee) to distribute to such Holder a due bill for the evidences of indebtedness, shares of capital stock, cash or assets to which such Holder is so entitled, provided that such due bill (i) meets any applicable requirements of the principal national securities exchange or other market on which the Common Stock is then traded and (ii) requires payment or delivery of such evidences of indebtedness, shares of capital stock, cash or assets no later than the date of payment or delivery thereof to holders of Common Stock receiving such distribution.

                 SECTION 1202. Exercise of Conversion Privilege. In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security, duly endorsed or assigned to the Company or in blank, at any office or agency maintained by the Company pursuant to Section 1002, accompanied by written notice to the Company substantially in the form set forth in Section 205 at such office or agency that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof to be converted.

Securities surrendered for conversion during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for Securities whose Maturity Date is prior to such Interest Payment Date) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of Securities being surrendered for conversion. Except as provided in the preceding sentence and subject to the last paragraph of Section 307, no payment or adjustment shall be made upon any conversion on account of any interest accrued on the Securities surrendered for conversion or on account of any dividends on the Common Stock issued upon conversion.

                 Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time. As promptly as practicable on or after the conversion date, the Company shall issue and shall deliver at such office or agency a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 1203.

                 In the case of any Security which is converted in part only, as promptly as practicable on or after the conversion date the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder thereof, at the expense of the Company, a new Security or Securities, of authorized denominations in aggregate principal amount equal to the unconverted portion of the principal amount of such Security.

                 The Company's delivery to the Holder of the fixed number of shares of the Common Stock of the Company (and any cash in lieu of any fractional share of Common Stock) into which the Security is convertible shall be deemed to satisfy the Company's obligation to pay the principal amount of the Security and all accrued interest and original issue discount that has not previously been paid. The Common Stock of the Company so delivered shall be treated as issued first in payment of accrued interest and original issue discount and then in payment of principal. Thus, accrued interest and original issue discount shall be treated paid rather than cancelled, extinguished or forfeited.

                 SECTION 1203. Fractions of Shares. No fractional shares of Common Stock shall be issued upon conversion of Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment (rounded to the nearest cent) in respect of such fraction in an amount equal to the same fraction of the Closing Price per share of the Common Stock on the day of conversion (or, if such day is not a Trading Day, on the Trading Day immediately preceding such day).

                 SECTION 1204.  Adjustment of Conversion Price.

                          (a) In case the Company shall pay or make a dividend or other distribution on its Common Stock exclusively in Common Stock or shall pay or make a dividend or other distribution on any other class of capital stock of the Company which dividend or distribution includes Common Stock, the conversion price in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (a), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

                          (b) Subject to the last sentence of paragraph (h) of this Section, in case the Company shall pay or make a dividend or other distribution on its Common Stock consisting exclusively of, or shall otherwise issue to all holders of its Common Stock, rights, warrants or options entitling the holders thereof to subscribe for or purchase shares of Common Stock at a price per share less than the current market price per share (determined as provided in paragraph
         (i) of this Section) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, warrants or options, the conversion price in effect at the opening of business on the day following the date fixed for such determination shall be reduced by multiplying such conversion price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock which the aggregate of the offering price of the total number of shares of Common

         Stock so offered for subscription or purchase would purchase at such current market price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such reduction to become effective immediately after the opening of business on the day following the date fixed for such determination. For the purposes of this paragraph (b), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

                          (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the conversion price in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately increased, such reduction or increase, as the case may be, to become affective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

                          (d)     Subject to the last sentence of this
         paragraph (d) and to the last sentence of paragraph (h) of this Section, in case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock, cash or other assets (including Securities, but excluding (w) any rights, options or warrants referred to in paragraph (b) of this Section, (x) any dividend or distribution paid exclusively in cash up to the greater of
         (i) retained earnings of the Company on the date such distribution or dividend was declared and (ii) Net Income of the Company during the four full fiscal quarters preceding the date such distribution or dividend was declared, (y) any dividend or distribution referred to in paragraph (a) of this Section and (z) other than in connection with a tender offer or other negotiated purchase made by the Company or any Subsidiary for all or any portion of the Company's Common Stock), the conversion price shall be reduced so that the same shall equal the price determined by multiplying the conversion price in effect immediately prior to the effectiveness of the conversion price reduction contemplated by this paragraph (d) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (i) of this Section) of the Common Stock on the date fixed for such effectiveness less the fair market value (as determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution filed with the Trustee), on the date of such effectiveness, of the portion of the evidences of indebtedness, shares of capital stock, cash and other assets so distributed applicable to one share of Common Stock (collectively, the "Market Value of the Distribution") and the denominator shall be such current market price per share of the Common Stock, such reduction to become effective immediately prior to the opening of business on the day following the later of (i) the date fixed for the payment of such distribution and (ii) the date 20 days after notice relating to such distribution is required to be given pursuant to Section 1206(a) (such later date of (i) and (ii) being referred to as the "Reference Date"). If the Board of Directors determines the fair market value of any distribution for purposes of this paragraph (d) by reference to the actual or when issued trading market for any securities comprising such distribution, it must in doing so consider the prices in such market over the same period used in computing the current market price per share pursuant to paragraph
         (i) of this Section. For purposes of this paragraph (d), any dividend or distribution that includes shares of Common Stock, rights, options or warrants to subscribe for or purchase shares of Common Stock or other securities convertible into or exchangeable for shares of Common Stock shall be deemed instead to be (A) a dividend or distribution of the evidences of indebtedness, cash, assets or shares of capital stock other than such shares of Common Stock, such rights, options or warrants or such other convertible or exchangeable securities (making any conversion price reduction required by and in accordance with this paragraph (d)) immediately followed by (B) in the case of such shares of Common Stock or such right, options or warrants, a dividend or distribution thereof making any further conversion price reduction required by paragraph (a) or (b) of this Section, except (1) the Reference Date of such dividend or distribution as defined in this paragraph (d) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination" within the meaning of paragraphs (a) and (b) of this Section and (2) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of paragraph (a) of this Section) or (c) in the case of such other convertible or exchangeable securities, a dividend or distribution of such number of shares of Common Stock as would then be issuable upon the conversion or exchange thereof, whether or not the conversion or exchange of such securities is subject to any conditions (making any further conversion price reduction required by paragraph (a) of this Section, except (i) the Reference Date of such dividend or distribution as defined in this paragraph (a) shall be substituted as "the date fixed for the determination of stockholders entitled to receive such dividend or other distribution" and "the date fixed for such determination", and
         (ii) the shares deemed to constitute such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination," each within the meaning of paragraph (a) of this Section). In the event that, with respect to any distribution to which this paragraph (d) of Section 1204 would otherwise apply, the Market Value of the Distribution is greater than the current market price per share, then the adjustment provided by this paragraph (d) of Section 1204 shall not be made and in lieu thereof the provisions of Section 1211 shall apply to such distribution.

                          (e) In case the Company shall, by dividend or otherwise, at any time distribute to all holders of its Common Stock cash (specifically including any distributions of cash up to the greater of (x) retained earnings of the Company on the date such distribution or dividend was declared and (y) Net Income of the Company during the four full fiscal quarters preceding the date such distribution or dividend was declared but excluding any cash that is distributed as part of a distribution requiring a purchase price adjustment pursuant to paragraph (d) of this Section) in an aggregate amount that, together with (i) the aggregate amount of any other distributions to all holders of its Common Stock made exclusively in cash within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to paragraph (d) of this Section or this paragraph (e) has been made and (ii) the portion of the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution) of consideration payable in respect of any tender offer or other negotiated purchase by the Company or a Subsidiary for all or any portion of the Company's Common Stock concluded within the 12 months preceding the date of payment of such distribution and in respect of which no conversion price adjustment pursuant to paragraph (g) of this Section has been made that is in excess of an amount equal to the product of (x) the number of shares of Common Stock with respect to which the aggregate tender offer or negotiated purchase consideration is payable times (y) the average of the daily Closing Prices per share of Common Stock on the five consecutive Trading Days selected by the Company out of the 10 consecutive Trading Days next succeeding the date of payment of the negotiated purchase consideration or expiration of the tender offer, as the case may be, exceeds 20% of the product of the current market price per share (determined as provided in paragraph (i) of this Section) of the Common Stock on the date fixed for stockholders entitled to receive such distribution times the number of shares of Common Stock outstanding on such date (excluding shares held in the Treasury of the Company), the conversion price shall be reduced so that the same shall equal the price determined by multiplying such conversion price in effect immediately prior to the conversion price reduction contemplated by this paragraph (e) by a fraction of which the numerator shall be the current market price per share (determined as provided in paragraph (i) of this Section) of the Common Stock on the date of such distribution less the amount of cash so distributed applicable to one share of Common Stock and the denominator shall be such current market price per share (determined as provided in paragraph (i) of this Section) of the Common Stock on the date of such distribution, such reduction to become effective immediately prior to the opening of business on the day following the date fixed for the payment of such distribution.

                          (f) In case the Company shall issue to an Affiliate shares of its Common Stock at a net price per share less than the current market price per share (determined as provided in paragraph (i) of this Section) on the date the Company fixes the offering price of such additional shares, the conversion price shall be reduced immediately thereafter so that it shall equal the price determined by multiplying such conversion price in effect immediately prior thereto by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares plus the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the current market price and the denominator shall be the number of shares of Common Stock that would be outstanding immediately after the issuance of such additional shares. Such adjustment shall be made successively whenever such an issuance is made. For the purposes of this paragraph (f), the number of shares of Common Stock at any time outstanding shall not include shares held in the Treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. This paragraph (f) shall not apply to Common Stock issued to any Affiliate under bona fide benefit plans in which only directors, officers and employees of the Company and its Subsidiaries are eligible to participate adopted by the Board of Directors and approved by the holders of Common Stock when required by law.

                          (g) In case a tender offer or other negotiated purchase (the "Current Purchase") made by the Company or any Subsidiary for all or any portion of the Company's Common Stock shall be consummated, if the aggregate of any cash plus the fair market value (as determined by the Board of Directors, whose determination shall be evidenced by a Board Resolution) of consideration payable in respect of such tender offer or other negotiated purchase is in excess of an amount equal to the product of (i) the number of shares of Common Stock with respect to which the aggregate tender offer or negotiated purchase consideration is payable, (ii) the average of the daily Closing Prices per share of Common Stock on the five consecutive Trading Days selected by the Company out of the 10 consecutive Trading Days next succeeding the date of payment of the negotiated purchase consideration or expiration of the tender offer, as the case may be (the "Reference Price"), and the amount of such excess, together with
         (A) the portion of the aggregate of the cash, plus the fair market value (as determined by the Board of Directors, whose determination shall be evidenced by in a Board Resolution) of consideration payable in respect of any tender offer or other negotiated purchase (the "Prior Purchase") by the Company or a Subsidiary for all or any portion of the Company's Common Stock concluded within the 12 months preceding the expiration of a tender offer or the consummation of any negotiated purchase, as the case may be, that is the subject of the Current Purchase (the "Current Purchase Expiration Time") and in respect of which no conversion price adjustment pursuant to this paragraph (g) has been made, that is in excess of an amount equal to the product of (1) the number of shares of Common Stock with respect to which the aggregate consideration for the Prior Purchase was payable and (2) the average of the daily Closing Prices per share of Common Stock on the five consecutive Trading Days selected by the Company out of the 10 consecutive Trading Days next succeeding the date of payment of the negotiated purchase consideration or expiration of the tender offer, as the case may be, with respect to the negotiated purchase or tender offer that was the subject of the Prior Purchase, and (iii) the aggregate amount of any distributions to all holders of the Company's Common Stock made exclusively in cash (specifically including distributions of cash out of retained earnings of the Company or Net Income of the Company during the four full fiscal quarters preceding the date such distribution or dividend was declared) within the 12 months preceding the expiration of the tender offer and as to which no adjustment pursuant to paragraph (d) or paragraph (e) of this Section has been made, exceeds 20% of the product of the Reference Price times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the Treasury of the Company) on the Current Purchase Expiration Time, the conversion price shall be reduced so that the same shall equal the price determined by multiplying such conversion price in effect immediately prior to the Current Purchase Expiration Time by a fraction of which the numerator shall be (A) the product of the Reference Price times the number of shares of Common Stock outstanding (including any tendered shares but excluding any shares held in the Treasury of the Company) on the Current Purchase Expiration Time minus (B) the fair market value (determined as aforesaid) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer or other negotiated purchase) of all shares validly tendered and not withdrawn or purchased in any negotiated purchase as of the Current Purchase Expiration Time (the shares deemed so accepted or purchased, up to any such maximum, being referred to as the "Purchased Shares") and the denominator shall be the product of (1) such Reference Price times (2) such number of outstanding shares (excluding any shares held in the Treasury of the Company) on the Current Purchase Expiration Time less the number of Purchased Shares, such reduction to become effective immediately prior to the opening of business on the day following the Current Purchase Expiration Time.

                          (h) The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 1211 applies) shall be deemed to involve (i) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be "the Reference Date" within the meaning of paragraph (d) of this Section), and (ii) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be "the day upon which such subdivision becomes effective," or "the day upon which such combination becomes effective", as the case may be, and "the day upon which such subdivision or combination becomes effective" within the meaning of paragraph (c) of this Section). Rights, warrants or options issued or distributed by the Company to all holders of its Common Stock entitling the holders thereof to subscribe for or purchase shares of Common Stock or preferred stock, which rights, warrants or options (A) are deemed to be transferred with such shares of Common Stock, (B) are not exercisable and (C) are also issued or distributed in respect of future issuances of Common Stock, in each case in clauses (A) through (C) until the occurrence of a specified event or events ("Trigger Events"), shall for purposes of this Section 1204 not be deemed issued or distributed until the occurrence of the earliest Trigger Event.

                          (i) For the purpose of any computation under paragraph (b), (d), (e), (f) or (g) of this Section, the "current market price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices for the 5 consecutive Trading Days selected by the Company commencing not more than 10 Trading Days before, and ending not later than, the date in question.

                          (j) The Company may, but shall not be required to, make such reductions in the conversion price, in addition to those required by paragraphs (a), (b), (c), (d), (e), (f) and (g) of this Section, as it considers to be advisable in order that any event treated for Federal income tax purposes as a dividend of stock or stock rights shall not be taxable to the recipients.

                          (k) No adjustment in the conversion price shall be required unless such adjustment would require an increase or decrease of at least 1% in the conversion price; provided, however, that any adjustments which by reason of this paragraph (k) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article XIII shall be made to the nearest cent or to the nearest one-hundredth of a share of Common Stock, as the case may be.

                          (l)     Anything herein to the contrary
         notwithstanding, in the event the Company shall declare any dividend or distribution requiring an adjustment in the conversion price hereunder and shall, thereafter and before the payment of such dividend or distribution to stockholders, legally abandon its plan to pay such dividend or distribution, the conversion price then in effect hereunder, if changed to reflect such dividend or distribution, shall upon the legal abandonment of such plan be changed to the conversion price which would have been in effect at the time of such abandonment (after giving effect to all other adjustments not so legally abandoned pursuant to the provisions of this Article XII) had such dividend or distribution never been declared.

                          (m)     Notwithstanding any other provision of this
         Section 1204, no adjustment to the conversion price shall reduce the conversion price below the then par value per share of the Common Stock, and any such purported adjustment shall instead reduce the conversion price to such par value. The Company hereby covenants not to take any action (i) to increase the par value per share of the Common Stock or (ii) that would or does result in any adjustment in the conversion price that, if made without giving effect to the previous sentence, would cause the conversion price to be less than the then par value per share of the Common Stock of the Company.

                          (n)     Anything herein to the contrary
         notwithstanding, no single event shall require or result in an adjustment in the conversion price pursuant to more than one of the foregoing paragraphs of this Section 1204.

                 SECTION 1205. Notice of Adjustments of Conversion Price. Whenever the conversion price is adjusted by the Company as herein provided:

                          (a) the Company shall compute the adjusted conversion price in accordance with Section 1204 and shall prepare a certificate signed by the Treasurer or any Assistant Treasurer of the Company setting forth the adjusted conversion price and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall forthwith be filed (with a copy to the Trustee) at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002; and

                          (b) a notice stating that the conversion price has been adjusted and setting forth the adjusted conversion price shall forthwith be required, and as soon as practicable after it is required, such notice shall be mailed by the Company to all Holders at their last addresses as they shall appear in the Security Register.

                 SECTION 1206.  Notice of Certain Corporate Action.  In case:

                          (a) the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash out of retained earnings of the Company or Net Income of the Company during the four full fiscal quarters preceding the date such distribution or dividend was declared or (ii) exclusively in cash out of retained earnings of the Company or Net Income of the Company during the four full fiscal quarters preceding the date such distribution or dividend was declared in an amount that would require a conversion price adjustment pursuant to paragraph (e) of Section 1204; or

                          (b) the Company shall authorize the granting to all holders of its Common Stock of rights, warrants or options to subscribe for or purchase any shares of capital stock of any class or of any other rights (excluding employee stock options or other rights under employee benefit plans); or

                          (c) of any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding shares of Common Stock), or of any consolidation or merger to which the Company is a party and for which approval of any stockholders of the Company is required, or of the sale, transfer or lease of all or substantially all of the assets of the Company; or

                          (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company; or

                          (e) the Company or any Subsidiary of the Company shall commence a tender offer for all or a portion of the Company's outstanding shares of Common Stock (or shall amend any such tender offer), then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 1002, and shall cause to be mailed to all Holders at their last addresses as they shall appear in the Security Register, at least 20 days (or 10 days in any case specified in clause (a), (b) or (e) above) prior to the applicable record, effective or expiration date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or granting of rights, warrants or options, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined, or (y) the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up, or (z) the date on which such tender offer commenced, the date on which such tender offer is scheduled to expire unless extended, the consideration offered and the other material terms thereof (or the material terms of any amendment thereto).

                 SECTION 1207. Company to Reserve Common Stock. The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all outstanding Securities.

                 SECTION 1208. Taxes on Conversions. The Company will pay any and all taxes that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax, or has established to the satisfaction of the Company that such tax has been paid.

                 SECTION 1209. Covenant as to Common Stock. The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities will upon issue be fully paid and nonassessable, free of preemptive or any similar rights, and, except as provided in Section 1208, the Company will pay all taxes, liens and charges with respect to the issue thereof.

                 The Company will endeavor promptly to comply with all Federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or in the over-the-counter market or such other market on which the Common Stock is then listed or quoted.

                 SECTION 1210. Cancellation of Converted Securities. All Securities delivered for conversion shall be delivered to the Trustee to be cancelled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 309.

                 SECTION 1211. Provisions in Case of Consolidations, Merger or Sale of Assets; Special Distributions. Subject to any applicable right of the Holders to have their Securities purchased pursuant to the provisions of
Section 1401, in case of any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company (other than a merger which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any transfer or lease of the Company's





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
properties or assets substantially as an entirety, the Person formed by such consolidation or resulting from such merger or which acquires such properties or assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 1201, to convert such Security only into the kind and amount of securities, cash and other property receivable, if any, upon such consolidation, merger, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, sale, transfer or lease, assuming such holder of Common Stock of the Company (a) is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale, transfer or lease was made, as the case may be (a "Constituent Person"), or an Affiliate of a Constituent Person and (b) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, sale, transfer or lease by other than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised ("non-electing share"), then for the purpose of this Section the kind and amount of securities, cash and other property receivable upon such consolidation, merger, sale, transfer or lease by each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares). Such supplemental indenture shall provide for adjustments which, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. The above provisions of this Section shall similarly apply to successive consolidations, mergers, sales, transfers or leases.

                 If the Company makes a distribution to all holders of its Common Stock that, but for the provisions of the last sentence of paragraph (d) of Section 1204, would otherwise result in an adjustment in the conversion price pursuant to the provisions of Section 1204, then, from and after the record date for determining the holders of Common Stock entitled to receive the distribution, a Holder of a Security that converts such Security in accordance with the provisions of this Indenture shall upon conversion be entitled to receive, in addition to the shares of Common Stock into which the Security is convertible, the kind and amount of evidences of indebtedness, shares of capital stock, cash or assets comprising the distribution that such Holder would have received if such Holder had converted the Security immediately prior to the record date for determining the holders of Common Stock entitled to receive the distribution.

                 SECTION 1212. Trustee Adjustment Disclaimer. The Trustee has no duty to determine when an adjustment under this Article XII should be made, how it should be made or what it should be. The Trustee has no duty to determine whether a

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supplemental indenture under Section 1211 need be entered into or whether any provisions of any supplemental indenture are correct. The Trustee shall not be accountable for and makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities.

                 SECTION 1213.  When No Adjustment Required.

                          (a) Except as expressly set forth in Section 1204, no adjustment in the conversion price shall be made because the Company issues, in exchange for cash, property or services, shares of Common Stock, or any securities convertible into or exchangeable for shares of Common Stock, or securities (including warrants, rights and options) carrying the right to subscribe for or purchase shares of Common Stock or such convertible or exchangeable securities.

                          (b) Notwithstanding anything herein to the contrary, no adjustment in the conversion price shall be made pursuant to Section 1204 in respect of any dividend or distribution if the Holders may participate therein (on a basis to be determined in good faith by the Board of Directors) and receive the same consideration they would have received if they had converted the Securities immediately prior to the record date with respect to such dividend or distribution (a "Non-Adjustment Distribution"). All Non-Adjustment Distributions shall be ignored for purposes of any computation under paragraph (e) or (g) of Section 1204.

                                  ARTICLE XIII

                          SUBORDINATION OF SECURITIES

                 SECTION 1301. Securities Subordinate to Senior Indebtedness. The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, to the extent and in the manner hereinafter set forth in this Article (subject to the provisions of Articles IV and XV), the Indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness.

                 SECTION 1302. Payment Over of Proceeds Upon Dissolution, Etc. In the event of any Proceeding, the holders of Senior Indebtedness shall be entitled to receive payment in full of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, before the Holders of the Securities are entitled to receive any Securities Payment (other than a Securities Payment in the form of Permitted Junior Securities), and to that end the holders of Senior Indebtedness shall be entitled to receive, for application to the payment thereof, any Securities Payment (other than any Securities Payment in the form of Permitted Junior Securities), which may be payable or deliverable in any such Proceeding.

                 In the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any Securities Payment (other than any Securities Payment in the form of Permitted Junior Securities), before all Senior Indebtedness is paid in full or payment thereof is provided for in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, and if the Trustee or such Holder, as the case may be, shall, at or prior to the time of such Securities Payment have actual knowledge of such fact, then and in each such event, such Securities Payment shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid, to the extent necessary to pay all Senior Indebtedness in full, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

                 The consolidation of the Company with, or the merger of the Company into, another Person or the liquidation or dissolution of the Company following the conveyance or transfer of all or substantially all of its properties and assets as an entirety to another Person upon the terms and conditions set forth in Article VIII shall not be deemed a Proceeding for the purposes of this Section if the Person formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or transfer such properties and assets as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions set forth in Article VIII.

                 SECTION 1303. No Payment When Designated Senior Indebtedness in Default. In the event that any Payment Event of Default shall have occurred and be continuing, no Securities Payment (other than a Securities Payment in the form of Permitted Junior Securities) shall be made unless and until such Payment Event of Default shall have been cured or waived or shall have ceased to exist or all amounts then due and payable in respect of Designated Senior Indebtedness shall have been paid in full, or provision shall have been made for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Designated Senior Indebtedness.

                 In the event that any Non-Payment Event of Default shall have occurred with respect to any Designated Senior Indebtedness and be continuing, then, upon the receipt by the Trustee and the Company of written notice of such Non-Payment Event of Default from the trustee or representative for, or holders of, at least a majority in principal amount of such Designated Senior Indebtedness, no Securities Payment (other than a Securities Payment in the form of Permitted Junior Securities) shall be made during the period (the "Payment Blockage Period") commencing on the date of receipt of such written notice and ending on the earlier of (a) the date on which such Non- Payment Event of Default shall have been cured or waived or shall have ceased to exist or any acceleration of the Designated Senior Indebtedness to which such Non-Payment Event of Default relates shall have been rescinded or annulled or such Designated Senior Indebtedness shall have been discharged and (b) the 176th day after the date of such receipt of such written notice. During any 360-day period the aggregate of all Payment Blockage Periods shall not exceed 176 days and there shall be a period of at least 184 consecutive days in each 360-day period when no Payment Blockage Period is in effect. For all purposes of this paragraph, no Non- Payment Event of Default that existed or was continuing on the date of commencement of any Payment Blockage Period shall be, or be made, the basis for the commencement of a subsequent Payment Blockage Period by a trustee or representative for, or holders of, Designated Senior Indebtedness unless such Payment Event of Default or Non-Payment Event of Default shall have been cured for a period of not less than 90 consecutive days.

                 In the event that, notwithstanding the foregoing, the Company shall make any Securities Payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, and if such fact shall, at or prior to the time of such Securities Payment, have been made known to the Trustee or, such Holder, as the case may be, then and in such event such Securities Payment shall be paid over and delivered forthwith to the Company.

                 The provisions of this Section shall not apply to any Securities Payment with respect to which Section 1302 would be applicable.

                 SECTION 1304. Payment Permitted if No Default. Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent (a) the Company, at any time except during the pendency of any Proceeding referred to in Section 1302 or under the conditions described in Section 1303, from making Securities Payments or (b) the application by the Trustee of any money deposited with it hereunder to Securities Payments or the retention of such Securities Payment by the Holders, if, at the time of such application by the Trustee, it did not have actual knowledge that such Securities Payment would have been prohibited by the provisions of this Article.

                 SECTION 1305. Subrogation to Rights of Holders of Senior Indebtedness. Subject to the payment in full of all amounts due and to become due on or in respect of Senior Indebtedness, or the provision for such payment in cash or cash equivalents or otherwise in a manner satisfactory to the holders of Senior Indebtedness, the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of and premium, if any, and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

                 SECTION 1306. Provisions Solely to Define Relative Rights. The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional (and which, subject to the rights under this Article of the holders of Senior Indebtedness, is intended to rank equally with all other general obligations of the Company), to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article of the holders of Senior Indebtedness to receive cash, property and securities otherwise payable or deliverable to the Trustee or such Holder.

                 SECTION 1307. Trustee to Effectuate Subordination. Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate, as between the Holders of the Securities and the holders of Senior Indebtedness, the subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes, including, in the event of any dissolution, winding up or liquidation or reorganization under any applicable bankruptcy law of the Company (whether in bankruptcy, insolvency or receivership proceedings or otherwise), the timely filing of a claim for the unpaid balance of such Holder's Securities in the form required in such proceedings and the causing of such claim to be approved. If the Trustee does not file a claim or proof of debt in the form required in such proceedings prior to 10 days before the expiration of the time to file such claims of proofs, then the holders of Senior Indebtedness, jointly, or their representative shall have the right to file an appropriate claim for and on behalf of the Holders. Nothing contained herein shall be construed to authorize the Trustee or the holders of Senior Indebtedness to authorize or consent to or to accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder or to authorize the Trustee or the holders of Senior Indebtedness to vote in respect of the claim of any Holder in any such proceeding.

                 SECTION 1308. No Waiver of Subordination Provisions. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

                 Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness, or otherwise amend or supplement in any manner Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness and settle or compromise Senior Indebtedness (which, to the extent so settled and compromised, shall be deemed to have been paid in full for all purposes hereof); (d) apply any amounts received to any liability of the Company owing to holders of Senior Indebtedness; and (e) exercise or refrain from exercising any rights against the Company and any other Person.

                 SECTION 1309. Notice to Trustee. The Company shall give prompt written notice to the Trustee of any default or event of default with respect to any Senior Indebtedness or of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof from the Company or a holder of Senior Indebtedness or from any trustee therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of Section 601, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section at least five Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of and premium, if any, or interest on any Security), then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within five Business Days prior to such date.

                 Subject to the provisions of Section 601, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

                 SECTION 1310. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 601, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which any Proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

                 SECTION 1311. Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness.

                 SECTION 1312. Rights of Trustee as Holder of Senior Indebtedness; Preservation of Trustee's Rights. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

                 Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

                 SECTION 1313. Article Applicable to Paying Agents. In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that Section 1312 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.

                                  ARTICLE XIV

                          RIGHT TO REQUIRE REPURCHASE

                 SECTION 1401. Repurchase of Securities at Option of the Holder upon Change of Control.

                          (a) If at any time there shall have occurred a Change of Control (as defined below) with respect to the Company which constitutes a Repurchase Event (as defined below), each Holder shall have the right, at such Holder's option, subject to the terms and conditions of this Indenture, to require the Company to repurchase all or a portion of such Holder's Securities (in denominations of $1,000 or integral multiples thereof), at a purchase price equal to 100% of the principal amount of such Securities, together with accrued interest to the Change of Control Purchase Date (the "Change of Control Purchase Price"), on the date (the "Change of Control Purchase Date") that is 60 days after the date on which the Company's Change of Control Notice (as defined below) is mailed (or such later date as is required by law), subject to substantial satisfaction by or on behalf of the Holder of the requirements set forth in Section 1401(c). Promptly, but in any event within 29 days following any such Change of Control constituting a Repurchase Event, the Company hereby covenants, with respect to any Senior Indebtedness that would prohibit the repurchase of Securities by the Company in the event of such Change of Control, to either (i) repay all such Senior Indebtedness in full; or
         (ii) obtain the requisite consents under any agreement or instrument pursuant to which such Senior Indebtedness is issued to permit the repurchase of the Securities as provided below. The Company shall first comply with the covenants in the preceding sentence before it shall be required to repurchase Securities pursuant to this Article
         XIV. The foregoing shall in no way limit the occurrence of an Event of Default, including an Event of Default arising from a default under the covenants of the second sentence of this Section 1401(a), and the right to declare all the principal of the Securities to be immediately due and payable in accordance with the provisions of this Indenture.

                          A "Change of Control" shall occur when: (i) all or substantially all of the Company's assets are sold as an entirety to any person or related group of persons; (ii) there shall be consummated any consolidation or merger of the Company (A) in which the Company is not the continuing or surviving corporation (other than a consolidation or merger with a wholly owned subsidiary of the Company in which all shares of Common Stock outstanding immediately prior to the effectiveness thereof are changed into or exchanged for the same consideration) or (B) pursuant to which the Common Stock would be converted into cash, securities or other property, in each case, other than a consolidation or merger of the Company in which the holders of the Common Stock immediately prior to the consolidation or merger have, directly or indirectly, at least a majority of the Common Stock of the continuing or surviving corporation immediately after such consolidation or merger; or (iii) any person or any persons acting together which would constitute a "group" for purposes of
         Section 13(d) of the Exchange Act (other than the Company, any Subsidiary, any employee stock purchase plan, stock option plan or other stock incentive plan or program, retirement plan or automatic dividend reinvestment plan or any substantially similar plan of the Company or any Subsidiary or any person holding securities of the Company for or pursuant to the terms of any such employee benefit plan), together with any affiliates thereof, shall Beneficially Own, directly or indirectly, at least 50% of the total Voting Stock of the Company.

                          Notwithstanding the foregoing provisions of this
         Section 1401(a), a Change of Control shall not be deemed to have occurred by virtue of the purchase by one or more underwriters of Capital Stock of the Company pursuant to a firm commitment underwriting in connection with a public offering of such Capital Stock; provided, however, that upon the expiration of 20 Business Days following the acquisition by such underwriters of Capital Stock of the Company pursuant to such a firm commitment underwriting, such underwriters shall not Beneficially Own, directly or indirectly, at least 50% of the total Voting Stock of the Company.

                          A Change of Control as described above shall constitute a "Repurchase Event" unless (i) the closing price per share of the Common Stock on the five consecutive Trading Days selected by the Company out of the 10 consecutive Trading Days ending immediately after the later of the Change of Control or the public announcement of the Change of Control (in the case of a Change of Control under clauses (i) or (ii) of the definition of Change of Control) or ending immediately before the Change of Control (in the case of a Change of Control under clause (iii) of the definition of Change of Control) is at least equal to 105% of the conversion price of the Securities in effect immediately preceding the time of such Change of Control, or
         (ii) all of the consideration (excluding cash payments for fractional shares) in the transaction giving rise to such Change of Control to the holders of Common Stock consists of shares of Common Stock that are, or immediately upon issuance will be, listed on a national securities exchange or quoted in the Nasdaq National Market, and as a result of such transaction the Securities become convertible solely into such Common Stock and there has not been a Rating Decline, or
         (iii) the consideration in the transaction giving rise to such Change of Control to the holders of Common Stock consists of cash, securities that are, or immediately upon issuance will be, listed on a national securities exchange or quoted in the Nasdaq National Market, or a combination of cash and such securities, and the aggregate fair market value of such consideration (which, in the case of such securities, shall be equal to the average of the daily Closing Prices of such securities on the five consecutive Trading Days selected by the Company out of the 10 consecutive Trading Days following consummation of such transaction) is at least 105% of the conversion price of the Securities in effect on the date immediately preceding the closing date of such transaction.

                          (b) Within 29 days after the occurrence of a Change of Control which constitutes a Repurchase Event, the Company covenants that it shall mail a written notice (the "Change of Control Notice") of Change of Control by first- class mail to the Trustee and to each Holder (and to beneficial owners as required by applicable law) and shall cause a copy of such notice to be published in a daily newspaper of national circulation. The notice shall state:

                                  (i)      the events causing a Change of
                 Control (setting forth a brief description of such event) and the date of such Change of Control;

                                  (ii)     the date by which the Change of
                 Control Purchase Notice pursuant to this Section 1401 must be given;

                                  (iii)    the Change of Control Purchase Date;

                                  (iv)     the Change of Control Purchase Price;

                                  (v)      the name and address of the Paying
                 Agent and the conversion agent;

                                  (vi)     the conversion price and any
                 adjustments thereto and the place or places where Securities may be surrendered for conversion;





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                                  (vii)    that Securities as to which a Change
                 of Control Purchase Notice has been given may be converted into Common Stock only if the Change of Control Purchase
                 Notice has been withdrawn in accordance with the terms of this Indenture;

                                  (viii)   the procedures the Holder must
                 follow to exercise rights under this Section 1401 and a brief description of such rights; and

                                  (ix)     the procedures for withdrawing a
                 Change of Control Purchase Notice.

                          The Change of Control Notice shall also state whether or not the Company has satisfied its obligations with respect to any Senior Indebtedness that would prohibit the repurchase of Securities by the Company in the event of a Change of Control pursuant to Section 1401(a). If the Company is unable to satisfy such obligations, the Change of Control Notice shall also state that the Company is or will be in default under Section 501(c) of the Indenture, that receipt by the Company of one or more Change of Control Purchase Notices by Holders of at least 25% of the outstanding Securities will constitute a Notice of Default thereunder, and that the failure of the Company to cure such default within 60 days (or the then applicable time period) will be an Event of Default allowing the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities to declare the principal of all the Securities to be due and payable immediately.

                          (c)     A Holder may exercise its rights specified in
         Section 1401(a) upon delivery of a written notice of purchase (a "Change of Control Purchase Notice") to the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date, stating:

                                  (i) the certificate number or numbers of the Security or Securities which the Holder will deliver to be purchased;

                                  (ii)     the portion of the principal amount
                 of the Security or Securities which the Holder will deliver to be repurchased, which portion must be $1,000 or an integral multiple thereof; and

                                  (iii)    that such Security or Securities
                 shall be repurchased pursuant to the terms and conditions specified in this Article XIV.

                          The delivery of such Security or Securities to the Paying Agent prior to, on or after the Change of Control Purchase Date (together with all necessary endorsements) at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Change of Control Purchase Price therefor, and the Change of Control Purchase Price shall be paid pursuant to this Section 1401 only if the Security or Securities so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Change of Control Purchase Notice.

                          The Company shall repurchase from the Holder thereof, pursuant to this Section 1401, a portion of a Security if such portion is $1,000 or an integral multiple of $1,000.

                          Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Change of Control Purchase Notice contemplated by this Section 1401(c) shall have the right to withdraw such Change of Control Purchase Notice at any time prior to the close of business on the Change of Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 1402.

                 SECTION 1402. Effect of Change of Control Purchase Notice. Upon receipt by the Company of the Change of Control Purchase Notice specified in Section 1401, the Holder of the Security in respect of which such notice was given shall (unless such notice is withdrawn as specified in the following paragraph) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security. Such price shall be paid to such Holder (provided the conditions in Section 1401 have been satisfied) promptly following the later of (x) the Change of Control Purchase Date with respect to such Security and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 1401(c). Securities in respect of which a Change of Control Purchase Notice has been given by the Holder thereof may not be converted into shares of Common Stock on or after the date of the delivery of such Change of Control Purchase Notice unless such notice has first been validly withdrawn as specified in the following paragraph.

                 A Change of Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent at any time prior to the close of business on the Change of Control Purchase Date specifying:

                          (i) the certificate number or numbers of the Security or Securities in respect of which such notice of withdrawal is being submitted;

                          (ii) the portion of the principal amount of the Security or Securities with respect to which such notice of withdrawal is being submitted, which portion must be $1,000 or an integral multiple thereof, and

                          (iii) the portion of the principal amount, if any, of such Security or Securities which remains subject to the original Change of Control Purchase Notice and which has been or will be delivered for purchase by the Company, which portion must be $1,000 or an integral multiple thereof.

                 In addition to the requirement that the Company must first comply with the covenants set forth in Section 1401, there shall be no repurchase of any Securities pursuant to Section 1401 if there has occurred (prior to, on or after the giving, by the Holders of such Securities, of the required Change of Control Purchase Notice) and is continuing an Event of Default. The foregoing shall in no way limit the occurrence of an Event of Default, including an Event of Default arising from a default under the covenants in this Article XIV and the right to declare the principal of the Securities to be immediately due and payable in accordance with the provisions of this Indenture.

                 SECTION 1403.  Deposit of Change of Control Purchase Price.
At least one Business Day prior to the Change of Control Purchase Date, the Company shall deposit with the Trustee or with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which are to be purchased as of the Change of Control Purchase Date.

                 SECTION 1404. Securities Purchased in Part. Any Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and make available for delivery to the Holder of such Security, without service charge, a new Security or Securities, of any authorized denomination requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

                 SECTION 1405. Covenant to Comply with Securities Laws Upon Purchase of Securities. In connection with any purchase of Securities under
Section 1401 hereof, the Company shall, to the extent then applicable and required by law: (a) comply with Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act; (b) file the related Schedule 13E-4 (or any successor or similar schedule, form or report) under the Exchange Act; and (c) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Section 1401 to be exercised in the time and in the manner specified in Section 1401.

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                                   ARTICLE XV

                       DEFEASANCE AND COVENANT DEFEASANCE

                 SECTION 1501. Company's Option to Effect Defeasance or Covenant Defeasance. The Company may at its option by Board Resolution, at any time, elect to have the provisions of either Section 1502 or Section 1503 apply to the Outstanding Securities upon compliance with the conditions set forth below in this Article XV.

                 SECTION 1502. Defeasance and Discharge. Upon the Company's election to have this Section 1502 apply to the Outstanding Securities, the Company shall be deemed to have been discharged from its obligations with respect to the Outstanding Securities (including the provisions of Article XIII hereof) on the date the conditions set forth below are satisfied (hereinafter referred to as a "Defeasance"). For this purpose, such Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Securities and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of Outstanding Securities to receive, solely from the trust fund described in Section 1504 and as more fully set forth in such Section, payments in respect of the principal of and premium, if any, and interest on such Securities when such payments are due, (b) the Company's obligations with respect to such Securities under Sections 305, 306, 607, 608, 702, 1002 and 1003, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, (d) the Company's obligations under Article XII and (e) this Article XV.

                 Subject to compliance with this Article XV, the Company may exercise its option under this Section 1502 notwithstanding the prior exercise of its option under Section 1503.

                 SECTION 1503. Covenant Defeasance. Upon the Company's election to have this Section 1503 apply to the Outstanding Securities, the Company (a) shall be released from its obligations under Section 1007, Section 1008, and the provisions of Article XIII hereof, and (b) the occurrence of an event specified in Section 501(d) shall not constitute an Event of Default, and such Sections and Article shall no longer apply with respect to or for the benefit of the Company, the Securities, the Holders of Securities and the holders of Senior Indebtedness on and after the date the conditions set forth below are satisfied (hereinafter referred to as a "Covenant Defeasance"). For this purpose, such Covenant Defeasance means that the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Sections or Article, whether directly or indirectly by reason of any reference elsewhere herein to any such Sections or Article or by reason of any reference in any such Sections or Article to any other provision herein or in any other document, but the remainder of this Indenture and such Securities shall be unaffected thereby.

                 SECTION 1504. Conditions to Defeasance or Covenant Defeasance. The following shall be the conditions to the application of either
Section 1502 or Section 1503 to the Outstanding Securities:

                          (a) The Company shall irrevocably have deposited or caused to be deposited with the Trustee (or another trustee satisfying the requirements of Section 609 who shall agree to comply with the provisions of this Article XV applicable to it) as trust funds in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (i) money in an amount, or
         (ii) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment, money in an amount, or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee or other qualifying trustee to pay and discharge, the principal of and premium, if any, on and each installment of interest on the Securities on the Stated Maturity of such principal or the stated due date of such installment of interest in accordance with the terms of this Indenture and of such Securities. For this purpose, "U.S. Government Obligations" means securities that are (x) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (y) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended) as custodian with respect to any such U.S. Government obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt.

                          (b) In the case of an election under Section 1502, the Company shall have delivered to the Trustee an Opinion of Counsel stating that

         (x) the Company has received from, or there has been published by, the Internal Revenue service a ruling or (y) since the date of this Indenture there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such deposit, Defeasance and discharge and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Defeasance had not occurred.

                          (c) In the case of an election under Section 1503, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Securities will not recognize gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and Covenant Defeasance had not occurred.

                          (d) In the case of an election under Section 1502 or 1503, the Company shall have delivered to the Trustee an Officers' Certificate to the effect that the Securities, if then listed on any securities exchange, will not be delisted as a result of such deposit.

                          (e)     At the time of such Defeasance or Covenant
         Defeasance: (i) no default in the payment of all or a portion of principal of or premium, if any, or interest on any Senior Indebtedness shall have occurred and be continuing, and no event of default with respect to any Senior Indebtedness shall have occurred and be continuing and shall have resulted in such Senior Indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable and (ii) (A) no other event of default with respect to any Senior Indebtedness shall have occurred and be continuing permitting the holders of such Senior Indebtedness (or a trustee on behalf of the holders thereof) to declare such Senior Indebtedness due and payable prior to the date on which it would otherwise have become due and payable, (B) no judicial proceeding shall be pending with respect to any such event of default and (C) the Company and the Trustee shall not have received a notice with respect to any such event of default from any holder of Senior Indebtedness (or their representative or representatives), or, in the case of either clause (A) or clause (B) above, each such default or event of default shall have been cured or waived or shall have ceased to exist.

                          (f) No Event of Default or event which with notice or lapse of time, or both, would become an Event of Default shall have occurred and be continuing on the date of such deposit or, insofar as Sections 501(e) and (f) are concerned, at any time during the period ending on the 90th day after the date of such deposit (it being understood that this condition shall not be deemed satisfied until the expiration of such period).

                          (g) Such Defeasance or Covenant Defeasance shall not cause the Trustee to have a conflicting interest as defined in
         Section 608 and for purposes of the Trust Indenture Act with respect to any securities of the Company.

                          (h) Such Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which the Company is a party or by which it is bound.

                          (i) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to either the Defeasance under Section 1502 or the Covenant Defeasance under
         Section 1503 (as the case may be) have been complied with.

                          (j) Such Defeasance or Covenant Defeasance shall not result in the trust arising from such deposit to constitute, unless it is qualified as, a regulated investment company under the Investment Company Act of 1940, as amended.

                 The subordination provisions of Article XIII shall no longer apply to the Securities upon such Defeasance or Covenant Defeasance.

                 SECTION 1505. Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions. Subject to the provisions of the last paragraph of Section 1003, all money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee collectively, for purposes of this Section 1505, the "Trustee") pursuant to Section 1504 shall be held in trust and applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Holders of the Securities, of all sums due and to become due thereon, in respect of principal of and premium, if any, and interest on the Securities, but such money need not be segregated from other funds except to the extent required by law. Money so held in trust, to the extent allocated for the payment of Securities, shall not be subject to the provisions of
Article XIII.

                 The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 1504 or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the Outstanding Securities.

                 Anything in this Article XV to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any money or U.S. Government Obligations held by it as provided in
Section 1504 which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount hereof which would then be required to be deposited to effect an equivalent Defeasance or Covenant Defeasance.

                 The provisions for subordination of the Securities set forth in Article XIII are hereby expressly made subject to the provisions for Defeasance or Covenant Defeasance in this Article XV and, anything herein to the contrary notwithstanding, upon the effectiveness of such Defeasance or Covenant Defeasance, such Securities shall thereupon cease to be so subordinated.

                 SECTION 1506. Reinstatement. If the Trustee or Paying Agent is unable to apply any money in accordance with Section 1502 or 1503 by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article XV until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 1502 or 1503; provided, however, that if the Company makes any payment of principal of or premium, if any, or interest on any Security following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money held by the Trustee or Paying Agent.

                 IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.


                                      SNYDER OIL CORPORATION



                                      By:_____________________________________

                                      Name:___________________________________

                                      Title:__________________________________


                                      TEXAS COMMERCE BANK NATIONAL
                                        ASSOCIATION,
                                          as Trustee



                                      By:_____________________________________
                                                 Authorized Signatory